Exhibit 4.1

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC,

Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

Indenture Trustee and Securities Intermediary

______________________________

INDENTURE

Dated as of November 15, 2013
______________________________

TABLE OF CONTENTS

i

Page

SECTION 10.19.	No Petition.	72
SECTION 10.20.	Securities Intermediary.	72

EXHIBITS AND SCHEDULES

EXHIBIT A	Form of Consumer Rate Relief Bonds
EXHIBIT B	Form of Series Supplement
EXHIBIT C	Servicing Criteria to be Addressed by Indenture Trustee in Assessment of Compliance
EXHIBIT D	Form of Intercreditor Agreement

APPENDIX

APPENDIX A	Definitions

v

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	N.A.
	(a)(5)	6.11
	(b)	6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01 and 7.02
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.03(a) and 7.04
	(d)	N.A.
314	(a)	3.09, 4.01, and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(2)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(3)	2.10 4.01 and 10.01(a)
	(d)	2.10, 8.04(b) and 10.01(b)
	(e)	10.01(a)
	(f)	10.01(a)
315	(a)	6.01(b)(i) and (ii)
	(b)	6.05

TIA Section		Indenture Section
	(c)	6.01 (a)
	(d)	6.01(c)(i)-(iii)
	(e)	5.13
316	(a) (last sentence)	Appendix A – definition of “Outstanding”
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N/A
	(b)	5.07
	(c)	Appendix A – definition of “Record Date”
317	(a)(1)	5.03(a)
	(a)(2)	5.03(c)(iv)
	(b)	3.03
318	(a)	10.07
	(b)	10.07
	(c)	10.07
_______
**           “N.A.”  shall mean “not applicable.”

THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THIS INDENTURE.

This INDENTURE dated as of November 15, 2013, by and between APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, a Delaware limited liability company (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties (as defined herein) and in its separate capacity as a securities intermediary (the “Securities Intermediary”).

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other and each of the Holders:

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of the Consumer Rate Relief Bonds issuable hereunder, which will be of substantially the tenor set forth herein and in the Series Supplement.

The Consumer Rate Relief Bonds shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the CRR Property and the other CRR Bond Collateral.  If and to the extent that such proceeds of CRR Property and the other CRR Bond Collateral are insufficient to pay all amounts owing with respect to the Consumer Rate Relief Bonds, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer or the Indenture Trustee, and the Holders, by their acceptance of the Consumer Rate Relief Bonds, waive any such Claim.

All things necessary to (a) make the Consumer Rate Relief Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of the purchase of the Consumer Rate Relief Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Consumer Rate Relief Bonds, the payment of all other amounts due under or in connection with this Indenture (including, without limitation, all fees, expenses, counsel fees and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in the Consumer Rate Relief Bonds, has hereby executed and delivered this Indenture and by these presents does hereby and under the Series Supplement will convey, grant and assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Secured Parties, all and singular the property described in the Series Supplement (such property hereinafter referred to as the “CRR Bond Collateral”).  The Series Supplement will more particularly describe the obligations of the Issuer secured by the CRR Bond Collateral.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Consumer Rate Relief Bonds are to be issued, countersigned and delivered and that all of the CRR Bond Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.  Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used herein shall have the respective meanings set forth in Appendix A attached hereto and made a part hereof for all purposes of this Indenture.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Consumer Rate Relief Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.03.  Rules of Construction.  Unless the context otherwise requires:

(i)         a term has the meaning assigned to it;

(ii)         an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time;

(iii)         “or” is not exclusive;

(iv)         “includes” and “including” means “includes without limitation” and “including without limitation”, respectively;

(v)         words in the singular include the plural and words in the plural include the singular; and

(vi)         the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE CONSUMER RATE RELIEF BONDS

SECTION 2.01.  Form.  The Consumer Rate Relief Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Consumer Rate Relief Bonds, as evidenced by their execution of the Consumer Rate Relief Bonds.  Any portion of the text of any Consumer Rate Relief Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Consumer Rate Relief Bond.

The Consumer Rate Relief Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing the Consumer Rate Relief Bonds, as evidenced by their execution of the Consumer Rate Relief Bonds.

Each Consumer Rate Relief Bond shall be dated the date of its authentication.  The terms of the Consumer Rate Relief Bonds set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.02.  Denominations of Consumer Rate Relief Bonds.  The Consumer Rate Relief Bonds shall be issuable in the Minimum Denomination specified in the Series Supplement and, except as otherwise provided in the Series Supplement in integral multiples thereof.

The Consumer Rate Relief Bonds may, at the election of and as authorized by a Responsible Officer of the Issuer, be issued in one or more Tranches, and shall be designated generally as the “Consumer Rate Relief Bonds” of the Issuer, with such further particular designations added or incorporated in such title for the Consumer Rate Relief Bonds of any particular Tranche as a Responsible Officer of the Issuer may determine.  Each Consumer Rate Relief Bond shall bear upon its face the designation so selected for the Tranche to which it belongs.  All Consumer Rate Relief Bonds shall be identical in all respects except for the denominations thereof, unless the Consumer Rate Relief Bonds are comprised of one or more Tranches, in which case all Consumer Rate Relief Bonds of the same Tranche shall be identical in all respects except for the denominations thereof.  All Consumer Rate Relief Bonds of a particular Tranche shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

The Consumer Rate Relief Bonds shall be created by the Series Supplement authorized by a Responsible Officer of the Issuer, which Series Supplement shall specify and establish the terms and provisions thereof.  The several Tranches thereof may differ as between Tranches, in respect of any of the following matters:

(1)           designation of the Tranches thereof;

(2)           the principal amount;

(3)           the Bond Interest Rate;

(4)           the Payment Dates;

(5)           the Scheduled Payment Dates;

(6)           the Scheduled Final Payment Date;

(7)           the Final Maturity Date;

(8)           the place or places for the payment of interest, principal and premium, if any;

(9)           the Minimum Denominations;

(10)         the Expected Amortization Schedule;

(11)         provisions with respect to the definitions set forth in Appendix A hereto;

(12)         whether or not the Consumer Rate Relief Bonds are to be Book-Entry Consumer Rate Relief Bonds and the extent to which Section 2.11 should apply; and

(13)         any other provisions expressing or referring to the terms and conditions upon which the Consumer Rate Relief Bonds of any Tranche are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.

SECTION 2.03.  Execution, Authentication and Delivery.  The Consumer Rate Relief Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers.  The signature of any such Responsible Officer on the Consumer Rate Relief Bonds may be manual or facsimile.

Consumer Rate Relief Bonds bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Consumer Rate Relief Bonds or did not hold such offices at the date of the Consumer Rate Relief Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Consumer Rate Relief Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver the Consumer Rate Relief Bonds as in this Indenture provided and not otherwise.

No Consumer Rate Relief Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Consumer Rate Relief Bond a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Consumer Rate Relief Bond shall be conclusive evidence, and the only evidence, that such Consumer Rate Relief Bond has been duly authenticated and delivered hereunder.

SECTION 2.04.  Temporary Consumer Rate Relief Bonds.

Pending the preparation of Definitive Consumer Rate Relief Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Consumer Rate Relief Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Consumer Rate Relief Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing the Consumer Rate Relief Bonds may determine, as evidenced by their execution of the Consumer Rate Relief Bonds.

If Temporary Consumer Rate Relief Bonds are issued, the Issuer will cause Definitive Consumer Rate Relief Bonds to be prepared without unreasonable delay.  After the preparation of Definitive Consumer Rate Relief Bonds, the Temporary Consumer Rate Relief Bonds shall be exchangeable for Definitive Consumer Rate Relief Bonds upon surrender of the Temporary Consumer Rate Relief Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder.  Upon surrender for cancellation of any one or more Temporary Consumer Rate Relief Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Consumer Rate Relief Bonds of authorized denominations.  Until so delivered in exchange, the Temporary Consumer Rate Relief Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Consumer Rate Relief Bonds.

SECTION 2.05.  Registration; Registration of Transfer and Exchange of Consumer Rate Relief Bonds.

The Issuer shall cause to be kept a register (the “CRR Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Consumer Rate Relief Bonds and the registration of transfers of Consumer Rate Relief Bonds.  The Indenture Trustee shall be “CRR Bond Registrar” for the purpose of registering Consumer Rate Relief Bonds and transfers of Consumer Rate Relief Bonds as herein provided.  Upon any resignation of any CRR Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of CRR Bond Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as CRR Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such CRR Bond Registrar and of the location, and any change in the location, of the CRR Bond Register, and the Indenture Trustee shall have the right to inspect the CRR Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the CRR Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of the Consumer Rate Relief Bonds (separately stated by Tranche).

Upon surrender for registration of transfer of any Consumer Rate Relief Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Consumer Rate Relief Bonds in any Minimum Denominations, of the same Tranche and aggregate principal amount.

At the option of the Holder, Consumer Rate Relief Bonds may be exchanged for other Consumer Rate Relief Bonds in any Minimum Denominations, of the same Tranche and aggregate principal amount, upon surrender of the Consumer Rate Relief Bonds to be exchanged at such office or agency as provided in Section 3.02.  Whenever any Consumer Rate Relief Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Consumer Rate Relief Bonds which the Holder making the exchange is entitled to receive.

All Consumer Rate Relief Bonds issued upon any registration of transfer or exchange of other Consumer Rate Relief Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Consumer Rate Relief Bonds surrendered upon such registration of transfer or exchange.

Every Consumer Rate Relief Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Consumer Rate Relief Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of Consumer Rate Relief Bonds, other than exchanges pursuant to Sections 2.04 or 2.06 not involving any transfer.

The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the CRR Bond Registrar need not register transfers or exchanges of any

Consumer Rate Relief Bond that has been submitted within fifteen (15) days preceding the due date for any payment with respect to such Consumer Rate Relief Bond until after such due date has occurred.

SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Consumer Rate Relief Bonds.  If (i) any mutilated Consumer Rate Relief Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Consumer Rate Relief Bond and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the CRR Bond Registrar or the Indenture Trustee that such Consumer Rate Relief Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Consumer Rate Relief Bond, a replacement Consumer Rate Relief Bond of like Tranche, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Consumer Rate Relief Bond, but not a mutilated Consumer Rate Relief Bond, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Consumer Rate Relief Bond, the Issuer may pay such destroyed, lost or stolen Consumer Rate Relief Bond when so due or payable without surrender thereof.  If, after the delivery of such replacement Consumer Rate Relief Bond or payment of a destroyed, lost or stolen Consumer Rate Relief Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Consumer Rate Relief Bond in lieu of which such replacement Consumer Rate Relief Bond was issued presents for payment such original Consumer Rate Relief Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Consumer Rate Relief Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Consumer Rate Relief Bond from such Person to whom such replacement Consumer Rate Relief Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Consumer Rate Relief Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Consumer Rate Relief Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the CRR Bond Registrar) connected therewith.

Every replacement Consumer Rate Relief Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Consumer Rate Relief Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Consumer Rate Relief Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Consumer Rate Relief Bonds duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Consumer Rate Relief Bonds.

SECTION 2.07.  Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Consumer Rate Relief Bond, the Issuer, the Indenture Trustee, the CRR Bond Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Consumer Rate Relief Bond is registered (as of the day of determination) as the owner of such Consumer Rate Relief Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Consumer Rate Relief Bond and for all other purposes whatsoever, whether or not such Consumer Rate Relief Bond be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.08.  Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.

(a)           The Consumer Rate Relief Bonds shall accrue interest as provided in the Series Supplement at the applicable Bond Interest Rate, and such interest shall be payable on each applicable Payment Date.  Any installment of interest, principal or premium, if any, payable on any Consumer Rate Relief Bond which is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Consumer Rate Relief Bond (or one or more Predecessor Consumer Rate Relief Bonds) is registered on the Record Date for such Payment Date by wire transfer to an account maintained by such Holder in accordance with payment instructions delivered to the Indenture Trustee by such Holder, and with respect to Book-Entry Consumer Rate Relief Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Consumer Rate Relief Bond unless and until such Global Consumer Rate Relief Bond is exchanged for Definitive Consumer Rate Relief Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Consumer Rate Relief Bond on a Payment Date which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)           The principal of each Consumer Rate Relief Bond of each Tranche shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in the Series Supplement; provided that installments of principal not paid when scheduled to be paid in accordance with the Expected Amortization Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in the Expected Amortization Schedule.  Failure to pay principal in accordance with such Expected Amortization Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however that failure to pay the entire unpaid principal amount of the Consumer Rate Relief Bonds of a Tranche upon the Final Maturity Date for the Consumer Rate Relief Bonds of such Tranche shall constitute an Event of Default under this Indenture as set forth in Section 5.01.  Notwithstanding the foregoing, the entire unpaid principal amount of the Consumer Rate Relief Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of the Consumer Rate Relief Bonds representing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds have declared the Consumer Rate Relief Bonds to be immediately due and payable in the manner provided in Section 5.02.  All payments of principal and premium, if any, on the Consumer Rate Relief Bonds shall be made pro rata to the Holders entitled thereto unless otherwise provided in the Series Supplement.  The Indenture Trustee shall notify the Person in whose name a Consumer Rate Relief Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Consumer Rate Relief Bond will be paid.  Such notice shall be mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Consumer Rate Relief Bond and shall specify the place where such Consumer Rate Relief Bond may be presented and surrendered for payment of such installment.

(c)           If interest on the Consumer Rate Relief Bonds is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Bond Interest Rate to the extent lawful)  to the Persons who are Holders on a subsequent Special Record Date, which date shall be at least fifteen (15) Business Days prior to the Special Payment Date.  The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least ten (10) days before any such Special Record Date, the Issuer shall mail to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

SECTION 2.09.  Cancellation.  All Consumer Rate Relief Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Consumer Rate Relief Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Consumer Rate Relief Bonds so delivered shall be promptly canceled by the Indenture Trustee.  No Consumer Rate Relief Bonds shall be authenticated in lieu of or in exchange for any Consumer Rate Relief Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture.  All canceled Consumer Rate Relief Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.10.  Outstanding Amount; Authentication and Delivery of Consumer Rate Relief Bonds.  The aggregate Outstanding Amount of Consumer Rate Relief Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate of the amounts of Consumer Rate Relief Bonds that are authorized in the Financing Order but otherwise shall be unlimited.

Consumer Rate Relief Bonds created and established by the Series Supplement may at any time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the Issuer, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of the Consumer Rate Relief Bonds:

(1)           Issuer Action.  An Issuer Order authorizing and directing the authentication and delivery of the Consumer Rate Relief Bonds by the Indenture Trustee and specifying the principal amount of Consumer Rate Relief Bonds to be authenticated.

(2)           Authorizations.  Copies of (x) the Financing Order which shall be in full force and effect and be Final, (y) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of the Series Supplement and the execution, authentication and delivery of the Consumer Rate Relief Bonds and (z) a duly executed Series Supplement.

(3)           Opinions.  An opinion or opinions, portions of which may be delivered by one or more Independent counsel for the Issuer, portions of which may be delivered by one or more Independent counsel for the Servicer, and portions of which may be delivered by one or more Independent counsel for the Seller, dated the Closing Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect, that (a) all conditions precedent provided for in this Indenture relating to (i) the authentication and delivery of the Issuer’s Consumer Rate Relief Bonds and (ii) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture, have been complied with, and (b) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture is permitted by this Indenture, together with the other Opinions of Counsel set forth in Sections 9(d)-(f), 9(h)-(m) and 9(o)-(t) of the Underwriting Agreement relating to the Issuer’s Consumer Rate Relief Bonds.

(4)           Authorizing Certificate.  An Officer’s Certificate, dated the Closing Date, of the Issuer certifying that (a) the Issuer has duly authorized the execution and delivery of this Indenture and the Series Supplement and the execution and delivery of the Consumer Rate Relief Bonds and (b) that the Series Supplement is in the form attached thereto, and it shall comply with the requirements of Section 2.02.

(5)           The CRR Bond Collateral.  The Issuer shall have made or caused to be made all filings with the Commission and the West Virginia Secretary of State pursuant to the Financing Order and the Securitization Law and all other filings necessary to perfect the Grant of the CRR Bond Collateral to the Indenture Trustee and the Lien of this Indenture.

(6)           Certificates of the Issuer and the Seller.

(a)           An Officer’s Certificate from the Issuer, dated as of the Closing Date:

(i)                 to the effect that (A) the Issuer is not in Default under this Indenture and that the issuance of the Consumer Rate Relief Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (B) that all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Consumer Rate Relief Bonds have been complied with;

(ii)                to the effect that the Issuer has not assigned any interest or participation in the CRR Bond Collateral except for the Grant contained in the Indenture and the Series Supplement; the Issuer has the power and right to Grant the CRR Bond Collateral to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a first priority perfected security interest in all of its right, title and interest in and to such CRR Bond Collateral free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance arising as a result of actions of the Issuer or through the Issuer, except Permitted Liens;

(iii)               to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;

(iv)               to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement, the Servicing Agreement and the Administration Agreement, which are, to the knowledge of the Issuer, in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements; and

(v)                stating that all filings with the Commission, the West Virginia Secretary of State and the Delaware Secretary of State pursuant to the Securitization Law, the UCC and the Financing Order and all UCC financing statements with respect to the CRR Bond Collateral which are required to be filed by the terms of the Financing Order, the Securitization Law, the Sale Agreement, the Servicing Agreement and this Indenture have been filed as required.

(b)           An officer’s certificate from the Seller, dated as of the Closing Date, to the effect that, in the case of the CRR Property identified in the Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement:

(i)                  the Seller was the original and the sole owner of such CRR Property, free and clear of any Lien; the Seller had not assigned any interest or participation in such CRR Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power, authority and right to own, sell and assign such CRR Property and the proceeds thereof to the Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly sold and assigned to the Issuer all of its right, title and interest in and to such CRR Property and the proceeds thereof, free and clear of any Lien (other than Permitted Liens) and such sale and assignment is absolute and irrevocable and has been perfected; and

(ii)                 the attached copy of the Financing Order creating such CRR Property is true and complete and is in full force and effect.

(7)           Accountant’s Certificate or Letter.  One or more certificates or letters, addressed to the Issuer, of a firm of Independent registered public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the Issuer within the meaning of this Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the CRR Bond Collateral, they have applied such procedures as instructed by the addressees of such certificate or letter.

(8)           Rating Agency Condition.  The Indenture Trustee shall receive evidence reasonably satisfactory to it that the Consumer Rate Relief Bonds have received the ratings from the Rating Agencies required by the Underwriting Agreement as a condition to the issuance of the Consumer Rate Relief Bonds.

(9)  Requirements of Series Supplement.  Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement.

(10)           Required Capital Level.  Evidence satisfactory to the Indenture Trustee that the Required Capital Level has been credited to the Capital Subaccount.

(11)           Other Requirements.  Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

The Indenture Trustee may, upon payment of the purchase price for the Consumer Rate Relief Bonds by the Underwriters, conclusively assume the satisfaction of the conditions set forth in clauses (g) and (h) above of this Section 10.

SECTION 2.11.  Book-Entry Consumer Rate Relief Bonds.  Unless the Series Supplement provides otherwise, all of the Consumer Rate Relief Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order, authenticate and deliver one or more Global Consumer Rate Relief Bonds, evidencing the Consumer Rate Relief Bonds which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of the Consumer Rate Relief Bonds to be issued pursuant to the Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions, and (iv) shall bear a legend substantially to the effect set forth in Exhibit A.

Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

No Holder of Consumer Rate Relief Bonds issued in Book-Entry Form shall receive a Definitive Consumer Rate Relief Bond representing such Holder’s interest in any of the

Consumer Rate Relief Bonds, except as provided in Section 2.13.  Unless (and until) certificated, fully registered Consumer Rate Relief Bonds (the “Definitive Consumer Rate Relief Bonds”) have been issued to the Holders pursuant to Section 2.13 or pursuant to the Series Supplement relating thereto:

(a)           the provisions of this Section 2.11 shall be in full force and effect;

(b)           the Issuer, the Servicer, the Paying Agent, the CRR Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Consumer Rate Relief Bonds and the giving of instructions or directions hereunder) as the authorized representative of the Holders;

(c)           to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(d)           the rights of Holders shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Letter of Representations, unless and until Definitive Consumer Rate Relief Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Consumer Rate Relief Bonds to such Clearing Agency Participants; and

(e)           whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of Consumer Rate Relief Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Consumer Rate Relief Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

SECTION 2.12.  Notices to Clearing Agency.  Unless and until Definitive Consumer Rate Relief Bonds shall have been issued to Holders pursuant to Section 2.13, whenever notice, payment, or other communications to the holders of Book-Entry Consumer Rate Relief Bonds is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency.

SECTION 2.13.  Definitive Consumer Rate Relief Bonds.  If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a qualified successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding Consumer Rate Relief Bonds aggregating not less than a majority of the aggregate Outstanding Amount of Consumer Rate Relief Bonds maintained as Book-Entry Consumer Rate Relief Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders in writing of the occurrence of any such event and of the availability of Definitive Consumer Rate Relief Bonds to the Holders requesting the same.  Upon surrender to the Indenture Trustee of the Global Consumer Rate Relief Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Consumer Rate Relief Bonds in accordance with the instructions of the Clearing Agency.  None of the Issuer, the CRR Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.  Upon the issuance of Definitive Consumer Rate Relief Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Consumer Rate Relief Bonds as Holders hereunder.

Definitive Consumer Rate Relief Bonds will be transferable and exchangeable at the offices of the Consumer Rate Relief Bonds Registrar.

SECTION 2.14.  CUSIP Number.  The Issuer in issuing any Consumer Rate Relief Bonds may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Consumer Rate Relief Bonds and that reliance may be placed only on the other identification numbers printed on the Consumer Rate Relief Bonds.  The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Consumer Rate Relief Bond.

SECTION 2.15.  Letter of Representations.  The parties hereto shall comply with the terms of each Letter of Representations applicable to such party.

SECTION 2.16.  Tax Treatment.  The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Consumer Rate Relief Bond, by acquiring any Consumer Rate Relief Bond or interest therein, (a) express their intention that, solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Consumer Rate Relief Bonds qualify under applicable tax law as indebtedness of the Member secured by the CRR Bond Collateral and (b) solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Consumer Rate Relief Bonds are outstanding, agree to treat the Consumer Rate Relief Bonds as indebtedness of the Member secured by the CRR Bond Collateral unless otherwise required by appropriate taxing authorities.

SECTION 2.17.  State Pledge.  Under the laws of the State of West Virginia in effect on the Closing Date, pursuant to Section 24-2-4f(s)(1) of the Securitization Law, the State of West Virginia has pledged to and agrees with the Bondholders, assignees and financing parties under the Financing Order that the State will not take or permit any action that impairs the value of CRR Property under the Financing Order or revises the CRR Costs for which recovery is authorized under the Financing Order or, except for the adjustment mechanism provided under Section 24-2-4f (k) of the Securitization Law, reduce, alter or impair CRR Charges that are imposed, charged, collected or remitted for the benefit of the Bondholders, assignees and financing parties, until any principal, interest and redemption premium in respect of Consumer Rate Relief Bonds, all financing costs and all amounts to be paid to any assignee or financing party under an ancillary agreement are paid or performed in full.

The Issuer hereby acknowledges that the purchase of any Consumer Rate Relief Bond by a Holder or the purchase of any beneficial interest in a Consumer Rate Relief Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of West Virginia.

SECTION 2.18.  Security Interests.  The Issuer hereby makes the following representations and warranties.  Other than the security interests granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the CRR Bond Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the CRR Bond Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Secured Parties in connection with this Indenture.  This Indenture constitutes a valid and continuing lien on, and first priority perfected security interest in, the CRR Bond Collateral in favor of the Indenture Trustee on behalf of the Secured Parties, which lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  With respect to all CRR Bond Collateral, this Indenture, together with the Series Supplement, creates a valid and continuing first priority perfected security interest (as defined in the UCC and as such term is used in the Securitization Law) in such CRR Bond Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  The Issuer has good and marketable title to the CRR Bond Collateral free and clear of any Lien, claim or encumbrance of any Person other than Permitted Liens.  All of the CRR Bond Collateral constitutes either CRR Property or accounts, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the CRR Bond Collateral may also take the form of instruments.  The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the CRR Bond Collateral granted to the Indenture Trustee, for the benefit of the Secured Parties.  The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the CRR Bond Collateral granted to the Indenture Trustee. The Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Issuer that include a description of the CRR Bond Collateral other than those filed in favor of the Indenture Trustee.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.  The Collection Account (including all subaccounts thereof) constitutes a “securities account” within the meaning of the UCC.  The Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the person having a security entitlement against the Securities Intermediary in such securities account, no Collection Account is in the name of any person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary of the Collection Account to comply with entitlement orders of any person other than the Indenture Trustee.  All of the CRR Bond Collateral constituting investment property has been and will have been credited to the Collection Account or a subaccount thereof, and the Securities Intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as “financial assets” within the meaning of the UCC.  Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto.  The representations and warranties set forth in this Section 2.18 shall survive the execution and delivery of this Indenture and the issuance of any Consumer Rate Relief Bonds, shall be deemed re-made on each date on which any funds in the Collection Account are distributed to Issuer or otherwise released from the Lien of the Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE III

COVENANTS

SECTION 3.01.  Payment of Principal, Premium, if any, and Interest.  The principal of and premium, if any, and interest on the Consumer Rate Relief Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the Consumer Rate Relief Bonds and this Indenture; provided, that except on a Final Maturity Date or upon the acceleration of the Consumer Rate Relief Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of the Consumer Rate Relief Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02.  Amounts properly withheld under the Code or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

SECTION 3.02.  Maintenance of Office or Agency.  The Issuer shall maintain in St. Paul, Minnesota, an office or agency where Consumer Rate Relief Bonds may be surrendered for registration of transfer or exchange.  The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes and the Corporate Trust Office of the Indenture Trustee shall serve as the offices provided in the prior sentence.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

SECTION 3.03.  Money for Payments To Be Held in Trust.  As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Consumer Rate Relief Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from such Collection Account for payments with respect to any Consumer Rate Relief Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.

Each Paying Agent shall meet the eligibility criteria set forth for any Indenture Trustee under Section 6.11.  The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)           hold all sums held by it for the payment of amounts due with respect to the Consumer Rate Relief Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)           give the Indenture Trustee and the Rating Agencies written notice of any Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Consumer Rate Relief Bonds;

(iii)           at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)           immediately, with notice to the Rating Agencies, resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Consumer Rate Relief Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and

(v)           comply with all requirements of the Code and other tax laws with respect to the withholding from any payments made by it on any Consumer Rate Relief Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Consumer Rate Relief Bond and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Request; and, subject to Section 10.16, the Holder of such Consumer Rate Relief Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04.  Existence.  The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the Consumer Rate Relief Bonds, the CRR Bond Collateral and each other instrument or agreement referenced herein or therein.

SECTION 3.05.  Protection of CRR Bond Collateral.  The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State pursuant to the Financing Order or to the Securitization Law and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i)           maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture and the Series Supplement or carry out more effectively the purposes hereof;

(ii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)         enforce any of the CRR Bond Collateral;

(iv)         preserve and defend title to the CRR Bond Collateral and the rights of the Indenture Trustee and the Holders in such CRR Bond Collateral against the Claims of all Persons and parties, including, without limitation, the challenge by any party to the validity or enforceability of the Financing Order, the CRR Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the Commission or the State of West Virginia of any of its obligations or duties under the Securitization Law, the State Pledge, or the Financing Order; or

(v)          pay any and all taxes levied or assessed upon all or any part of the CRR Bond Collateral.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute or authorize, as the case may be, any filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State, financing statements, continuation statements or other instrument required pursuant to this Section 3.05, it being understood that the Indenture Trustee shall have no such obligation or any duty to prepare such documents.  The Indenture Trustee is specifically authorized to file financing statements covering the CRR Bond Collateral, including, without limitation, financing statements that describe the CRR Bond Collateral as “all assets” or “all personal property” of the Issuer.

SECTION 3.06.  Opinions as to CRR Bond Collateral.

(a)           On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State pursuant to the Securitization Law and the Financing Order and any financing statements and continuation statements, as are necessary to perfect and make effective the Lien, and the first priority perfected security interest created by this Indenture and the Series Supplement, and no other Lien or security interest is equal or prior to the Lien and security interest of the Indenture Trustee in the CRR Bond Collateral, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make effective such Lien and security interest.

(b)           Within ninety (90) days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2014, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State pursuant to the Securitization Law and the Financing Order and any financing statements and continuation statements as are necessary to maintain the Lien and the first priority perfected security interest created by this Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Lien and the first priority perfected security interest created by this Indenture and the Series Supplement.

(c)           Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission and the West Virginia Secretary of State pursuant to the Securitization Law or the Financing Order, have been executed and filed that are necessary fully to preserve and protect the Lien and security interest of the Issuer and the Indenture Trustee in the CRR Property and the CRR Bond Collateral, respectively, and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such Lien and security interest.

SECTION 3.07.  Performance of Obligations; Servicing; SEC Filings.

(a)           The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the CRR Bond Collateral and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Series Supplement, the Sale Agreement, the Servicing Agreement, any Intercreditor Agreement or such other instrument or agreement.

(b)           The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c)           The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Series Supplement, the other Basic Documents and in the instruments and agreements included in the CRR Bond Collateral, including filing or causing to be filed all filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State pursuant to the Securitization Law or the Financing Order, all UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d)           If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the CRR Property, the CRR Bond Collateral or the CRR Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)           As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee may and shall, at the written direction of the Holders evidencing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee.  A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement and each Intercreditor Agreement.  If within thirty (30) days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition the Commission or a court of competent jurisdiction to appoint a Successor Servicer.  In connection with any such appointment, APCo may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in the Servicing Agreement.

(f)           Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Holders and the Rating Agencies.  As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)           The Issuer shall (or shall cause the Sponsor to) post on its website and, to the extent consistent with the Issuer’s and the Sponsor’s obligations under applicable law, file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, and shall direct the Indenture Trustee to post on its website for investors the following information (other than any such information filed with the SEC and publicly available to investors unless the Issuer specifically requests such items to be posted) with respect to the Outstanding Consumer Rate Relief Bonds, in each case to the extent such information is reasonably available to the Issuer:

(i)           statements of any remittances of CRR Charges made to the Indenture Trustee (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

(ii)           a statement reporting the balances in the Collection Account and in each subaccount of the Collection Account as of the end of each quarter or the most recent date available (to be included in a Form 10-D  or Form 10-K, or successor forms thereto);

(iii)           a statement showing the balance of Outstanding Consumer Rate Relief Bonds that reflects the actual periodic payments made on the Consumer

Rate Relief Bonds during the applicable period (to be included in the next Form 10-D  or Form 10-K filed, or successor forms thereto);

(iv)          the Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);

(v)           the Monthly Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement;

(vi)          the text (or a link to the website where a reader can find the text) of each filing of a True-Up Adjustment and the results of each such filing;

(vii)         any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies;

(viii)        material legislative or regulatory developments directly relevant to the Outstanding Consumer Rate Relief Bonds (to be filed or furnished in a Form 8-K); and

(ix)  any reports and other information that the Issuer is required to file with the SEC under the Securities Exchange Act of 1934.

Notwithstanding the foregoing, nothing herein shall preclude the Issuer from voluntarily suspending or terminating its filing obligations as Issuer with the SEC to the extent permitted by applicable law.

The address of the Indenture Trustee’s website for investors is http://www.usbank.com/abs.  The Indenture Trustee shall immediately notify the Issuer, the Bondholders and the Rating Agencies of any change to the address of the website for investors.

(h)           The Issuer shall make all filings required under the Securitization Law relating to the transfer of the ownership or security interest in the CRR Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

SECTION 3.08.  Certain Negative Covenants.  So long as any Consumer Rate Relief Bonds are Outstanding, the Issuer shall not:

(i)           except as expressly permitted by this Indenture and the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the CRR Bond Collateral, unless directed to do so by the Indenture Trustee in accordance with Article V;

(ii)           claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Consumer Rate Relief Bonds (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the CRR Bond Collateral;

(iii)           terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

(iv)           (A) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture and the Series Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Consumer Rate Relief Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any Lien (other than the Lien of this Indenture or the Series Supplement) to be created on or extend to or otherwise arise upon or burden the CRR Bond Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (C) permit the Lien of the Series Supplement not to constitute a valid first priority perfected security interest in the CRR Bond Collateral;

(v)           enter into any swap, hedge or similar financial instrument;

(vi)          elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;

(vii)         change its name, identity or structure or the location of its chief executive office, unless at least ten (10) Business Days’ prior to the effective date of any such change the Issuer delivers to the Indenture Trustee (with copies to the Rating Agencies) such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture and the Series Supplement;

(viii)        take any action which is subject to a Rating Agency Condition without satisfying the Rating Agency Condition;

(ix)  except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in Section 3.07(g); or

(x)            issue any consumer rate relief bonds under the Securitization Law  (other than the Consumer Rate Relief Bonds) or issue or incur any other debt obligations.

SECTION 3.09.  Annual Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than March 30 of each year (commencing with March 30, 2014), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(i)           a review of the activities of the Issuer during the preceding twelve (12) months ended December 31 (or, in the case of the first such Officer’s Certificate, since the Closing Date) and of performance under this Indenture has been made; and

(ii)           to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such twelve-month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.

(a)           The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)           the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, and (C) assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Servicing Agreement and each other Basic Document to which the Issuer is a party;

(ii)           immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)          the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

(iv)          the Issuer shall have delivered to APCo, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to APCo and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph)) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to the Issuer, APCo, the Indenture Trustee or the then existing Bondholders;

(v)           any action as is necessary to maintain the Lien and the first priority perfected security interest in the CRR Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)          the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture, the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

(b)           Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the CRR Bond Collateral, to any Person, unless:

(i)           the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the Series Supplement and the Consumer Rate Relief Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Consumer Rate Relief Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assume all obligations and succeed to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;

(ii)           immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)           the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)           the Issuer shall have delivered to APCo, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to APCo and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the Issuer, APCo, the Indenture Trustee or the then existing Bondholders;

(v)           any action as is necessary to maintain the Lien and the first priority perfected security interest in the CRR Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)           the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such sale, conveyance, exchange,  transfer or other disposition and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11.  Successor or Transferee.

(a)           Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)           Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Consumer Rate Relief Bonds and the CRR Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

SECTION 3.12.  No Other Business.  The Issuer shall not engage in any business other than purchasing, owning, administering and servicing the CRR Property and the other CRR Bond Collateral and the issuance of the Consumer Rate Relief Bonds in the manner contemplated by the Financing Order and this Indenture and the Basic Documents and activities incidental thereto.

SECTION 3.13.  No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Consumer Rate Relief Bonds and any other indebtedness expressly permitted by or arising under the Basic Documents.

SECTION 3.14.  Servicer’s Obligations.  The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.

SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities.  Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16.  Capital Expenditures.  Other than the purchase of CRR Property from the Seller on the Closing Date, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17.  Restricted Payments.  Except as provided in Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(e)(x) to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below the Required Capital Level.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18.  Notice of Events of Default.  The Issuer agrees to give the Indenture Trustee, the Commission and the Rating Agencies prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01, and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

SECTION 3.19.  Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Indenture Trustee in the CRR Bond Collateral.

SECTION 3.20.  [Reserved].

SECTION 3.21.  Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent registered public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.  Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final offering circular, registration statement or other document a copy of which has been filed with the SEC, (iv) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.21, or (v) to any Rating Agency or (c) any other disclosure authorized by the Issuer.

SECTION 3.22.  Sale Agreement, Servicing Agreement, Intercreditor Agreement and Administration Agreement Covenants.

(a)           The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement, each Intercreditor Agreement, the Administration Agreement and the other Basic Documents, and to compel or secure the performance and observance by the Seller, the Servicer, the Administrator and APCo of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, each Intercreditor Agreement, the Administration Agreement and the other Basic Documents in accordance with the terms thereof.  So long as no Event of Default occurs and is continuing, but subject to Section 3.22(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, each Intercreditor Agreement and the Administration Agreement; provided, that such action shall not adversely affect the interests of the Holders in any material respect.

(b)           If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Holders of a majority of the Outstanding Amount of the Consumer Rate Relief Bonds of all Tranches affected thereby shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, APCo, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement, any Intercreditor Agreement and the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, APCo, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement, any Intercreditor Agreement and the Administration Agreement, and any right of the Issuer to take such action shall be suspended.

(c)           Except as set forth in Section 3.22(e), with the prior written consent of the Indenture Trustee, the Administration Agreement, the Sale Agreement, the Servicing Agreement and any Intercreditor Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Holders of the Consumer Rate Relief Bonds; provided that all conditions precedent for such amendment have been satisfied, as evidenced by an Opinion of Counsel of external counsel of the Issuer.

(d)           Except as set forth in Section 3.22(e), if the Issuer, the Seller, APCo, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement, the Servicing Agreement or any Intercreditor Agreement, or waive timely performance or observance by the Seller, APCo, the Administrator, the Servicer or any other party under the Sale Agreement, the Administration Agreement, the Servicing Agreement or any Intercreditor Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Consumer Rate Relief Bonds, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee and the Commission in writing and the Indenture Trustee shall notify the Holders of the Consumer Rate Relief Bonds of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto.  The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only if the Rating Agency Condition is satisfied and only with the prior written consent of the Holders of a majority of the Outstanding Amount of Consumer Rate Relief Bonds of the Tranches materially and adversely affected thereby.  If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

(e)           If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for True-Up Adjustments, the Issuer shall notify the Commission and the Indenture Trustee in writing and the Indenture Trustee shall notify the Holders of the Consumer Rate Relief Bonds of such proposal and the Indenture Trustee shall consent thereto only with the prior written consent of the Holders of a majority of the Outstanding Amount of Consumer Rate Relief Bonds of the Tranches affected thereby and only if the Rating Agency Condition has been satisfied with respect thereto.

(f)           Promptly following a default by the Seller under the Sale Agreement, by the Administrator under the Administration Agreement or by any party under any Intercreditor Agreement, or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, the Administrator or the Servicer, and by such party to such Intercreditor Agreement, of their obligations under and in accordance with the Sale Agreement, the Servicing Agreement, the Administration Agreement and such Intercreditor Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement, the Administration Agreement or  such Intercreditor Agreement, as applicable.

Before consenting to any amendment, modification, supplement, termination, waiver or surrender under Sections 3.22(d) or (e), the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that such action is authorized or permitted by this Indenture.

SECTION 3.23.  Taxes. So long as any of the Consumer Rate Relief Bonds are Outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the CRR Bond Collateral; provided that no such tax need be paid if the Issuer is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 4.01.  Satisfaction and Discharge of Indenture; Defeasance.

(a)           This Indenture shall cease to be of further effect with respect to the Consumer Rate Relief Bonds and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Consumer Rate Relief Bonds, when:

(i)           either

(A)           all Consumer Rate Relief Bonds theretofore authenticated and delivered (other than (1) Consumer Rate Relief Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) Consumer Rate Relief Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B)           either (1) the Scheduled Final Payment Date has occurred with respect to all Consumer Rate Relief Bonds not theretofore delivered to the Indenture Trustee for cancellation or (2) the Consumer Rate Relief Bonds will be due and payable on their respective Scheduled Final Payment Dates within one year, and in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Consumer Rate Relief Bonds not theretofore delivered to the Indenture Trustee for cancellation, other Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Consumer Rate Relief Bonds when scheduled to be paid and to discharge the entire indebtedness on the Consumer Rate Relief Bonds when due;

(ii)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii)           the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Consumer Rate Relief Bonds have been complied with.

(b)           Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Consumer Rate Relief Bonds (“Legal Defeasance Option”) or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18 and 3.19 and the operation of Section 5.01(iii) (“Covenant Defeasance Option”) with respect to Consumer Rate Relief Bonds.  The Issuer may exercise the Legal Defeasance Option with respect to Consumer Rate Relief Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Issuer exercises the Legal Defeasance Option, the maturity of the Consumer Rate Relief Bonds may not be accelerated because of an Event of Default.  If the Issuer exercises the Covenant Defeasance Option, the maturity of the Consumer Rate Relief Bonds may not be accelerated because of an Event of Default specified in Section 5.01(iii).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to Consumer Rate Relief Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c)           Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Consumer Rate Relief Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, shall survive until this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) have been paid in full.  Thereafter the obligations in Sections 6.07 and 4.04 shall survive.

SECTION 4.02.  Conditions to Defeasance.  The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to Consumer Rate Relief Bonds only if:

(a)           the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Consumer Rate Relief Bonds not therefore delivered to the Indenture Trustee for cancellation and other Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Consumer Rate Relief Bonds when scheduled to be paid and to discharge the entire indebtedness on the Consumer Rate Relief Bonds when due;

(b)           the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal and interest on the deposited U.S. Government Obligations when due and without reinvestment plus any deposited cash will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Consumer Rate Relief Bonds (i) principal in accordance with the Expected Amortization Schedule therefor, (ii) interest when due and (iii) other Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Consumer Rate Relief Bonds;

(c)           in the case of the Legal Defeasance Option, ninety-five (95) days pass after the deposit is made and during the ninety-five (95)-day period no Default specified in Section 5.01(v) or (vi) occurs which is continuing at the end of the period;

(d)           no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e)           in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Consumer Rate Relief Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f)           in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that the Holders of the Consumer Rate Relief Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g)           the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance Option or the Covenant Defeasance Option, as applicable, have been complied with as required by this Article IV;

(h)           the Issuer delivers to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that (i) in a case under the Bankruptcy Code in which APCo (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited moneys or U.S. Government Obligations would not be in the bankruptcy estate of APCo (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event APCo (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of APCo (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of APCo or such other Affiliate; and

(i)           the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Issuer to the Indenture Trustee under this Indenture or the Series Supplement or any obligation of the Issuer to apply such moneys or U.S. Government Obligations under Section 4.03 until principal of and premium, if any, and interest on the Consumer Rate Relief Bonds shall have been paid in accordance with the provisions of this Indenture and the Series Supplement.

SECTION 4.03.  Application of Trust Money.  All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Consumer Rate Relief Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Consumer Rate Relief Bonds for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.  Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 which, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof which would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited, provided that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

SECTION 4.04.  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Consumer Rate Relief Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

SECTION 5.01.  Events of Default.  “Event of Default” wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)           default in the payment of any interest on any Consumer Rate Relief Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in CRR Charges received or otherwise), and such default shall continue for a period of five (5) Business Days; or

(ii)           default in the payment of the then unpaid principal of any Consumer Rate Relief Bond of any Tranche on the Final Maturity Date for such Tranche; or

(iii)           default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in clauses (i) or (ii) above), and such default shall continue or not be cured, for a period of thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Consumer Rate Relief Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date that the Issuer has actual knowledge of the default; or

(iv)           any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, within thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Consumer Rate Relief Bonds, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date the Issuer has actual knowledge of the default, or

(v)           the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the CRR Bond Collateral in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the CRR Bond Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(vi)           the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the CRR Bond Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(vii)           any act or failure to act by the State of West Virginia or any of its agencies (including the Commission), officers or employees which violates or is not in accordance with the State Pledge.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five (5) days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (I) which is an Event of Default under clauses (i), (ii), (vi), or (vii) or (II) which with the giving of notice, the lapse of time, or both, would become an Event of Default under clauses (iii), (iv) or (v), including, in each case, the status of such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) should occur and be continuing, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds may declare the Consumer Rate Relief Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the Consumer Rate Relief Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)           the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)           all payments of principal of and premium, if any, and interest on all Consumer Rate Relief Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon the Consumer Rate Relief Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(B)           all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)           all Events of Default, other than the nonpayment of the principal of the Consumer Rate Relief Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)           If an Event of Default under Section 5.01(i) or (ii) has occurred and is continuing, subject to Section 10.19, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon the Consumer Rate Relief Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Consumer Rate Relief Bonds, wherever situated the moneys payable, or the CRR Bond Collateral and the proceeds thereof, the whole amount then due and payable on the Consumer Rate Relief Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Consumer Rate Relief Bonds or the applicable Tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)           If an Event of Default (other than Event of Default under clause (vii) of Section 5.01) occurs and is continuing, the Indenture Trustee shall, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Holders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the Series Supplement or by law, including foreclosing or otherwise enforcing the Lien of the CRR Bond Collateral securing the Consumer Rate Relief Bonds or applying to a court of competent jurisdiction for sequestration of revenues arising with respect to the CRR Property.

(c)           If an Event of Default under Section 5.01(v) or (vi) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Consumer Rate Relief Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

(i)           to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Consumer Rate Relief Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

(ii)           unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and

(iv)           to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceeding relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(d)           Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Consumer Rate Relief Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)           All rights of action and of asserting claims under this Indenture, or under any of the Consumer Rate Relief Bonds, may be enforced by the Indenture Trustee without the possession of any of the Consumer Rate Relief Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Consumer Rate Relief Bonds.

(f)           In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Consumer Rate Relief Bonds, and it shall not be necessary to make any Holder a party to any such Proceedings.

SECTION 5.04.  Remedies; Priorities.

(a)           If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)           institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Consumer Rate Relief Bonds or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due upon the Consumer Rate Relief Bonds;

(ii)           institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the CRR Bond Collateral;

(iii)           exercise any remedies of a secured party under the UCC, the Securitization Law or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Consumer Rate Relief Bonds;

(iv)           at the written direction of the Holders of a majority of the Outstanding Amount of the Consumer Rate Relief Bonds, either sell the CRR Bond Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect that the Issuer maintain possession of all or a portion of the CRR Bond Collateral pursuant to Section 5.05 and continue to apply the CRR Charge Collection as if there had been no declaration of acceleration; and

(v)           exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement or the Servicing Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the CRR Bond Collateral following such an Event of Default, other than an Event of Default described in Section 5.01(i), or (ii), unless (A) the Holders of 100 percent of the Outstanding Amount of the Consumer Rate Relief Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the Consumer Rate Relief Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the CRR Bond Collateral will not continue to provide sufficient funds for all payments on the Consumer Rate Relief Bonds  as they would have become due if the Consumer Rate Relief Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of 66-2/3 percent of the Outstanding Amount of the Consumer Rate Relief Bonds.  In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the CRR Bond Collateral for such purpose.

(b)           If an Event of Default under clause (vii) of Section 5.01 shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Secured Parties, shall be entitled and empowered to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree.  Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(vii).

(c)           If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

SECTION 5.05.  Optional Preservation of the CRR Bond Collateral.  If the Consumer Rate Relief Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of all or a portion of the CRR Bond Collateral.  It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Consumer Rate Relief Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the CRR Bond Collateral.  In determining whether to maintain possession of the CRR Bond Collateral or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the CRR Bond Collateral for such purpose.

SECTION 5.06.  Limitation of Suits.  No Holder of any Consumer Rate Relief Bond shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Securitization Law or to avail itself of the right to foreclose on the CRR Bond Collateral or otherwise enforce the Lien and the security interest on the CRR Bond Collateral with respect to this Indenture and the Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)           such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)           the Holders of not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds  have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)           such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)           the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)           no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by the Holders of a majority of the Outstanding Amount of the Consumer Rate Relief Bonds;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07.  Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Consumer Rate Relief Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Consumer Rate Relief Bond on the due dates thereof expressed in such Consumer Rate Relief Bond or in this Indenture or (ii) the unpaid principal, if any, of the Consumer Rate Relief Bonds on the Final Maturity Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08.  Restoration of Rights and Remedies.  If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

SECTION 5.09.  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

SECTION 5.11.  Control by Holders.  The Holders of not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds of an affected Tranche or Tranches shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Consumer Rate Relief Bonds of such Tranche or Tranches or exercising any trust or power conferred on the Indenture Trustee with respect to such Tranche or Tranches; provided, that:

(i)           such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Indenture Trustee in any personal liability or expense;

(ii)           subject to other conditions specified in Section 5.04, any direction to the Indenture Trustee to sell or liquidate any CRR Bond Collateral shall be by the Holders representing not less than 100 percent of the Outstanding Amount of the Consumer Rate Relief Bonds;

(iii)           if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the CRR Bond Collateral pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the Outstanding Amount of the Consumer Rate Relief Bonds to sell or liquidate the CRR Bond Collateral shall be of no force and effect; and

(iv)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action.  Furthermore and without limiting the foregoing, the Indenture Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense or liabilities.

SECTION 5.12.  Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Consumer Rate Relief Bonds as provided in Section 5.02, the Holders representing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds of an affected Tranche, together with the Commission, may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Consumer Rate Relief Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Consumer Rate Relief Bond of all Tranches affected.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Consumer Rate Relief Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten (10) percent of the Outstanding Amount of the Consumer Rate Relief Bonds or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Consumer Rate Relief Bond on or after the due dates expressed in such Consumer Rate Relief Bond and in this Indenture or (ii) the unpaid principal, if any, of any Consumer Rate Relief Bond on or after the Final Maturity Date therefor.

SECTION 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.  Action on Consumer Rate Relief Bonds.  The Indenture Trustee’s right to seek and recover judgment on the Consumer Rate Relief Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the CRR Bond Collateral or any other assets of the Issuer.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.01.  Duties of Indenture Trustee.

(a)           If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)           the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)           in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture.

(c)           The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;

(ii)           the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d)           Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e)           The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)           Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or the Administration Agreement.

(g)           No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

(i)           In the event that the Indenture Trustee is also acting as Paying Agent or CRR Bond Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or CRR Bond Registrar.

(j)           Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect CRR Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the CRR Property.

(k)           Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Consumer Rate Relief Bonds or the Basic Documents.

(l)           Commencing with March 15, 2014, on or before March 15th of each fiscal year ending December 31, so long as the Issuer is required to file Exchange Act reports, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with each of the applicable servicing criteria specified on Exhibit C hereto as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to clause (i).

SECTION 6.02.  Rights of Indenture Trustee.

(a)           The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in such document.

(b)           Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel of external counsel of the Issuer (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)           The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.  The Indenture Trustee shall give prompt written notice to the Rating Agencies of the appointment of any such agent, custodian or nominee to whom it delegates any of its express duties under this Agreement; provided, that the Indenture Trustee shall not be obligated to give such notice (i) if the Issuer or the Holders have directed the Indenture Trustee to appoint such agent, custodian or nominee (in which event the Issuer shall give prompt notice to the Rating Agencies of any such direction) or (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default on account of non-payment of principal or interest on the Consumer Rate Relief Bonds or insolvency of the Issuer has occurred and is continuing.

(d)           The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)           The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Consumer Rate Relief Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)           The Indenture Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture and the Series Supplement or otherwise, unless it shall have grounds to believe in its discretion that security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby is to its satisfaction assured to it.

SECTION 6.03.  Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Consumer Rate Relief Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, CRR Bond Registrar, co-registrar or co-paying agent or agent appointed under Section 3.02 may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04.  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Consumer Rate Relief Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Consumer Rate Relief Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Consumer Rate Relief Bonds or in the Consumer Rate Relief Bonds other than the Indenture Trustee’s certificate of authentication.  The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the CRR Bond Collateral, or for or in respect of the Consumer Rate Relief Bonds (other than the certificate of authentication for the Consumer Rate Relief Bonds) or the Basic Documents and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture.  The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, or the Servicer under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of such Persons.

SECTION 6.05.  Notice of Defaults.

(a)           If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the Commission, each Rating Agency and each Bondholder notice of the Default within ten (10) Business Days after actual notice of such Default was received by a Responsible Officer of the Indenture Trustee (provided that the Indenture Trustee shall give the Rating Agencies prompt notice of any payment default in respect of the Consumer Rate Relief Bonds).  Except in the case of a Default in payment of principal of and premium, if any, or interest on any Consumer Rate Relief Bond, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that prompt notice of  the Default is not likely to be material to Holders and the Default is likely to be cured and therefore that withholding the notice is in the interests of Holders.  Except for an Event of Default under Sections 5.01(i) or (ii) that occur at a time when the Indenture Trustee is acting as the Paying Agent, and except as provided in the first sentence of this Section 6.05, in no event shall the Indenture Trustee be deemed to have knowledge of a Default.

(b)           If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall promptly, but no more frequently than monthly, mail to the Commission notice of any legal fees or other expenses incurred by the Indenture Trustee in defending or prosecuting any actual or threatened litigation, including any administrative proceeding, in respect of the Consumer Rate Relief Bonds or the CRR Bond Collateral.

SECTION 6.06.  Reports by Indenture Trustee to Holders.

(a)           So long as Consumer Rate Relief Bonds are Outstanding and the Indenture Trustee is the CRR Bond Registrar and Paying Agent, upon the written request of any Holder or the Issuer, within the prescribed period of time for tax reporting purposes after the end of each calendar year, it shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns.  If the CRR Bond Registrar and Paying Agent is other than the Indenture Trustee, such CRR Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns.

(b)           On or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to each Holder of the Consumer Rate Relief Bonds on such Payment Date or Special Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement) as to the Consumer Rate Relief Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(i)           the amount of the payment to Holders allocable to principal, if any;

(ii)           the amount of the payment to Holders allocable to interest;

(iii)           the aggregate Outstanding Amount of the Consumer Rate Relief Bonds, before and after giving effect to any payments allocated to principal reported under clause (i) above;

(iv)           the difference, if any, between the amount specified in clause (iii) above and the Outstanding Amount specified in the related Expected Amortization Schedule;

(v)           any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(vi)           the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(c)           The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies and to the Servicer for posting on its website in accordance with Rule 17g-5 of the SEC.  A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

(d)           The Indenture Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Consumer Rate

Relief Bonds shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 6.07.  Compensation and Indemnity.  The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services.  The Indenture Trustee’s compensation shall not, to the extent permitted by law, be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability, tax or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration and the enforcement of this Indenture, the Series Supplement and the Basic Documents and the Indenture Trustee’s rights, powers and obligations under this Indenture, the Series Supplement and the Basic Documents and the performance of its duties hereunder and obligations under or pursuant to this Indenture, the Series Supplement and the Basic Documents.  The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.  The rights of the Indenture Trustee set forth in this Section 6.07 are subject to and limited by the priority of payments set forth in Section 8.02(e).

The payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the Series Supplement or the earlier resignation or removal of the Indenture Trustee.  When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 6.08.  Replacement of Indenture Trustee and Securities Intermediary.

(a)           The Indenture Trustee may resign at any time upon thirty (30) days’ prior written notice to the Issuer subject to clause (c) below.  The Holders of a majority of the Outstanding Amount of the Consumer Rate Relief Bonds may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee if:

(i)           the Indenture Trustee fails to comply with Section 6.11;

(ii)           the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)           a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)           the Indenture Trustee otherwise becomes incapable of acting; or

(v)           the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or the Sponsor to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time.

Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary.

(b)           If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and Securities Intermediary.

(c)           A successor Indenture Trustee shall deliver a written acceptance of its appointment as the Indenture Trustee and as the Securities Intermediary to the retiring Indenture Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee and Securities Intermediary, as applicable, under this Indenture and the other Basic Documents.  No resignation or removal of the Indenture Trustee pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11.  Notice of any such appointment shall be promptly given to each Rating Agency by the successor Indenture Trustee.  The successor Indenture Trustee shall mail a notice of its succession to Holders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(d)           If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Consumer Rate Relief Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)           If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)           Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09.  Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08.  Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Consumer Rate Relief Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver the Consumer Rate Relief Bonds so authenticated; and in case at that time any of the Consumer Rate Relief Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate the Consumer Rate Relief Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Consumer Rate Relief Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the CRR Bond Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the CRR Bond Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the CRR Bond Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.  Notice of any such appointment shall be promptly given to each Rating Agency and the Commission by the Indenture Trustee.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the CRR Bond Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)           the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)           Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11.  Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a)(1) and § 310(a)(5) and Section 26(a)(1) of the Investment Company Act.  The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of “Baa3” or better by Moody’s “BBB-” or better by Standard & Poor’s and, if Fitch provides a rating thereon, “BBB-” or better by Fitch.  The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 6.12.  Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 6.13.  Representations and Warranties of Indenture Trustee.  The Indenture Trustee hereby represents and warrants that:

(a)           the Indenture Trustee is a national banking association validly existing and in good standing under the laws of the United States; and

(b)           the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

SECTION 6.14.  Annual Report by Independent Registered Public Accountants.  The Indenture Trustee hereby covenants that it will cooperate fully with the firm of Independent registered public accountants performing the procedures required under Section 3.04 of the Servicing Agreement; it being understood and agreed that the Indenture Trustee will so cooperate in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 6.15.  Custody of CRR Bond Collateral.  The Indenture Trustee shall hold such of the CRR Bond Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York.  The Indenture Trustee shall hold such of the CRR Bond Collateral as constitute investment property through the Securities Intermediary (which, as of the date hereof, is U.S. Bank National Association).  The initial Securities Intermediary, hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) the Securities Intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the internal laws of the State of New York.  Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC.  Except as permitted by this Section 6.15, or elsewhere in this Indenture, the Indenture Trustee shall not hold CRR Bond Collateral through an agent or a nominee.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS

SECTION 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses of Holders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) six (6) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the CRR Bond Registrar, no such list shall be required to be furnished.

SECTION 7.02.  Preservation of Information;  Communications to Holders.

(a)           The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as CRR Bond Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)           Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or under the Consumer Rate Relief Bonds.  In addition, upon the written request of any Holder or group of Holders of Outstanding Consumer Rate Relief Bonds evidencing not less than 10 percent of the Outstanding Amount of the Consumer Rate Relief Bonds, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders for purposes of communicating with other Holders with respect to their rights hereunder.

(c)           The Issuer, the Indenture Trustee and the CRR Bond Registrar shall have the protection of TIA § 312(c).

SECTION 7.03.  Reports by Issuer.

(a)           The Issuer shall:

(i)           so long as the Issuer or the Sponsor is required to file such documents with the SEC, provide to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer or the Sponsor may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)           provide to the Indenture Trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)           supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Holders described in TIA § 313(c)), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the SEC.

(b)           Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.04.  Reports by Indenture Trustee.  If required by TIA § 313(a), within sixty (60) days after March 30 of each year, commencing with March 30, 2014, the Indenture Trustee shall mail to each Bondholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b); provided, however, that the initial report so issued shall be delivered not more than twelve (12) months after the initial issuance of the Consumer Rate Relief Bonds.

A copy of each report at the time of its mailing to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Consumer Rate Relief Bonds are listed.  The Issuer shall notify the Indenture Trustee in writing if and when the Consumer Rate Relief Bonds are listed on any stock exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01.  Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the CRR Bond Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02.  Collection Account.

(a)           Prior to the Closing Date, the Issuer shall open or cause to be opened with the Securities Intermediary located at the Indenture Trustee’s office located at the Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Indenture Trustee’s name for the deposit of CRR Charge Collections and all other amounts received with respect to the CRR Bond Collateral (the “Collection Account”).  The Collection Account will consist of three subaccounts: a general subaccount (the “General Subaccount”), an excess funds subaccount (the “Excess Funds Subaccount”) and a capital subaccount (the “Capital Subaccount” and, together with the General Subaccount and the Excess Funds Subaccount, the “Subaccounts”).  For administrative purposes, the Subaccounts may be established by the Securities Intermediary as separate accounts.  Such separate accounts will be recognized individually as a Subaccount and collectively as the “Collection Account.” Prior to or concurrently with the issuance of Consumer Rate Relief Bonds, the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Level.  All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount.  Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Level) shall be allocated to the General Subaccount.  All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein.  Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Section 8.02(d) and (e).  The Collection Account shall at all times be maintained in an Eligible Account, will be under the sole dominion and exclusive control of the Indenture Trustee, through the Securities Intermediary, and only the Indenture Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture.  Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments, shall be held by the Securities Intermediary in the Collection Account as part of the CRR Bond Collateral as herein provided.  The Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.

(b)           The Securities Intermediary hereby confirms that (i) the Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a) (14) of the UCC) and is acting in such capacity with respect to such accounts, and (iii) the Indenture Trustee for the benefit of the Secured Parties is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such accounts.  The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the Collection Account and shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.  Notwithstanding anything to the contrary, New York State shall be deemed to be the jurisdiction of the Securities Intermediary for purposes of Section 8-110 of the UCC, and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c)           The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account through the Securities Intermediary and shall apply such amounts therein as provided in this Section 8.02.

(d)           CRR Charge Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement.  All deposits to and withdrawals from the Collection Account, all allocations to the subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(c) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer’s Certificate or the Servicer’s Certificate.

(e)           On each Payment Date, the Indenture Trustee shall apply all amounts on deposit in the Collection Account, including all Investment Earnings thereon, to pay the following amounts, in accordance with the Servicer’s Certificate, in the following priority:

(i)           all amounts owed by the Issuer to the Indenture Trustee (including indemnities and legal fees and expenses) shall be paid to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed annually the amount set forth in the Series Supplement;

(ii)           the Servicing Fee with respect to such Payment Date and all unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;

(iii)           the Administration Fee for such Payment Date shall be paid to the Administrator and the Independent Manager Fee for such Payment Date shall be paid to the Independent Managers, and in each case with any unpaid Administration Fees or Independent Manager Fees from prior Payment Dates;

(iv)           all other ordinary and periodic Operating Expenses for such Payment Date not described above shall be paid to the parties to which such Operating Expenses are owed;

(v)           Periodic Interest for such Payment Date, including any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable Bond Interest Rate), with respect to the Consumer Rate Relief Bonds shall be paid to the Holders of Consumer Rate Relief Bonds;

(vi)           principal due and payable on the Consumer Rate Relief Bonds as a result of an Event of Default or on the Final Maturity Date of the Consumer Rate Relief Bonds shall be paid to the Holders of Consumer Rate Relief Bonds;

(vii)           Periodic Principal for such Payment Date, including any previously unpaid Periodic Principal, with respect to the Consumer Rate Relief Bonds shall be paid to the Holders of Consumer Rate Relief Bonds, pro rata;

(viii)           any other unpaid Operating Expenses, fees, expenses and indemnity amounts owed to the Indenture Trustee including any amounts owing to the Indenture Trustee but unpaid due to the limitation in clause (i) above;

(ix)           the amount, if any, by which the Required Capital Level exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

(x)           the Permitted Return then due and payable shall be paid to APCo;

(xi)           the balance, if any, shall be allocated to the Excess Funds Subaccount; and

(xii)           after principal of and premium, if any, and interest on all the Consumer Rate Relief Bonds, and all of the other foregoing amounts, have been paid in full, including, without limitation, amounts due and payable to the Indenture Trustee under Section 6.07 or otherwise, the balance (including all amounts then held in the Capital Subaccount and the Excess Funds Subaccount), if any, shall be paid to the Issuer, free from the Lien of this Indenture and the Series Supplement.

All payments to the Holders of the Consumer Rate Relief Bonds pursuant to clauses (v), (vi) and (vii) above shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, in the case of Consumer Rate Relief Bonds comprised of two or more Tranches, the Series Supplement provides otherwise.  Payments in respect of principal of and premium, if any, and interest on any Tranche of Consumer Rate Relief Bonds will be made on a pro rata basis among all the Holders of such Tranche.  In the case of an Event of Default, then, in accordance with Section 5.04(c), moneys will be applied pursuant to clauses (v) and (vi), in such order, on a pro rata basis, based upon the interest or the principal owed.

The amounts paid during any calendar year pursuant to clauses (i) and (iv) may not exceed the amounts, if any, set forth in the Series Supplement.

(f)           If on any Payment Date, or for any amounts payable under clauses (i) through (iv) above, on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e) above, the Indenture Trustee shall (i) first, draw from amounts on deposit in the Excess Funds Subaccount and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e).  In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clause (ix) of Section 8.02(e) above, the Indenture Trustee shall draw from amounts on deposit in the Excess Funds Subaccount to make such allocations.

(g)           On any Business Day upon which the Indenture Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) above) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and  nature of such Operating Expense, as well as any supporting documentation that the Indenture Trustee may reasonably request, the Indenture Trustee upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Excess Funds Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.

SECTION 8.03.  General Provisions Regarding the Collection Account.

(a)           So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the Consumer Rate Relief

Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity or the date of redemption thereof.  All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in such Collection Account, and any loss resulting from such investments shall be charged to such Collection Account.  The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) to such effect.  In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon.  The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.  The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

(b)           Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)           If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Consumer Rate Relief Bonds but the Consumer Rate Relief Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in such Collection Account in the money market fund (described under clause (d) of the definition of “Eligible Investments”) specified in the most recent written investment directions delivered by the Issuer to the Indenture Trustee with respect to such type of Eligible Investments; provided that if the Issuer has never delivered written investment directions to the Indenture Trustee, the Indenture Trustee shall not invest or reinvest such funds in any investments.

(d)           The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer.

(e)           Except as otherwise provided hereunder or agreed in writing among the parties hereto, the  Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Eligible Investments held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any Eligible Investments.

(f)           The Indenture Trustee is authorized to deposit uninvested funds in non-interest bearing, unsecured demand deposit accounts at affiliated banks, purchase and sell investment securities through or from affiliated banks and broker-dealers, invest funds in registered investment companies that receive investment management and custodial services from the trustee or its affiliates, and receive and hold letters of credit issued by affiliated banks as security for the Consumer Rate Relief Bonds.

SECTION 8.04.  Release of CRR Bond Collateral.

(a)           So long as the Issuer is not in default hereunder and no Default hereunder would occur as a result of such action, the Issuer, through the Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become CRR Bond Collateral and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer.  Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any CRR Bond Collateral previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the immediately preceding sentence.

(b)           The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.  The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.01.

(c)           The Indenture Trustee shall, at such time as there are no Consumer Rate Relief Bonds Outstanding and all sums payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any remaining portion of the CRR Bond Collateral that secured the Consumer Rate Relief Bonds from the Lien of this Indenture, release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credit to the Collection Account.

SECTION 8.05.  Opinion of Counsel.  The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Consumer Rate Relief Bonds or the rights of the Holders in contravention of the provisions of this Indenture and the Series Supplement; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the CRR Bond Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.06.  Reports by Independent Registered Public Accountants.  As of the Closing Date, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Series Supplement.  In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.  Upon any resignation by, or termination by the Issuer of, such firm the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation.  If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within fifteen (15) days after such resignation or termination, the Indenture Trustee shall promptly notify the Issuer of such failure in writing.  If the Issuer shall not have appointed a successor within ten (10) days thereafter the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided that the Indenture Trustee shall have no liability with respect to such appointment.  The fees of such Independent registered public accountants and its successor shall be payable by the Issuer.

ARTICLE IX

Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of Holders.

(a)           Without the consent of the Holders of any Consumer Rate Relief Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order and, if the contemplated amendment may in the judgment of the Commission increase Ongoing Financing Costs, with the consent of the Commission pursuant to Section 9.03 (which consent shall not be required with regard to the Series Supplement), at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)           to correct or amplify the description of any property, including, without limitation, the CRR Bond Collateral, at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture and the Series Supplement, or to subject to the Lien of this Indenture and the Series Supplement additional property;

(ii)           to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Consumer Rate Relief Bonds;

(iii)           to add to the covenants of the Issuer, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iv)           to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)           to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture, including the Series Supplement, which may be inconsistent with any other provision herein or in any supplemental indenture, including the Series Supplement, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that (i) such action shall not, as evidenced by an Opinion of Counsel of external counsel of the Issuer, adversely affect in any material respect the interests of the Holders of the Consumer Rate Relief Bonds and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

(vi)           to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Consumer Rate Relief Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)           to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar or successor federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(viii)           to evidence the final terms of the Consumer Rate Relief Bonds in the Series Supplement;

(ix)           to qualify the Consumer Rate Relief Bonds for registration with a Clearing Agency; or

(x)           to satisfy any Rating Agency requirements.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)           The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Consumer Rate Relief Bonds, with the consent of the Commission pursuant to Section 9.03, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Consumer Rate Relief Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel of the Issuer experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 9.02.  Supplemental Indentures with Consent of Holders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Commission pursuant to Section 9.03, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds of each Tranche to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Consumer Rate Relief Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Consumer Rate Relief Bond of each Tranche affected thereby:

(i)           change the date of payment of any installment of principal of or premium, if any, or interest on any Consumer Rate Relief Bond of such Tranche, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto, change the provisions of this Indenture and the Series Supplement relating to the application of collections on, or the proceeds of the sale of, the CRR Bond Collateral to payment of principal of or premium, if any, or interest on the Consumer Rate Relief Bonds, or change any place of payment where, or the coin or currency in which, any Consumer Rate Relief Bond or the interest thereon is payable;

(ii)           reduce the percentage of the Outstanding Amount of the Consumer Rate Relief Bonds or of a Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)           reduce the percentage of the Outstanding Amount of the Consumer Rate Relief Bonds or Tranche thereof required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the CRR Bond Collateral pursuant to Section 5.04;

(iv)           modify any provision of this Section 9.02 or any provision of the other Basic Documents similarly specifying the rights of the Holders to consent to modification thereof, except to increase any percentage specified herein or to provide that those provisions of this Indenture or the other Basic Documents referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding Consumer Rate Relief Bond affected thereby;

(v)           modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Consumer Rate Relief Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Amortization Schedule or Final Maturity Date of any Tranche of Consumer Rate Relief Bonds;

(vi)           decrease the Required Capital Level;

(vii)           permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the CRR Bond Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Consumer Rate Relief Bond of the security provided by the Lien of this Indenture; or

(viii)           cause any material adverse federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then existing Holders; or

(ix)           impair the right to institute suit for the enforcement of the provisions of this Indenture regarding payment or application of funds.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall mail to the Rating Agencies a copy of such supplemental indenture and to the Holders of the Consumer Rate Relief Bonds to which such supplemental indenture relates either a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Commission Condition.  Notwithstanding anything to the contrary in Section 9.01 or 9.02, no supplemental indenture (other than the Series Supplement) that would result in an increase to Ongoing Financing Costs shall be effective unless the process set forth in this Section 9.03 has been followed.

(a)           At least thirty-one (31) days prior to the effectiveness of any such supplemental indenture and after obtaining the other necessary approvals set forth in Section 9.01 or 9.02, as applicable, except for the consent of the Indenture Trustee and the Holders if the consent of the Holders is required or sought by the Indenture Trustee in connection with such supplemental indenture, the Issuer shall have delivered to the Commission’s executive secretary and general counsel written notification of any proposed supplemental indenture, which notification shall contain:

(i)           a reference to Case No. 12-1188-E-PC;

(ii)           an Officer’s Certificate stating that the proposed supplemental indenture has been approved by all parties to this Indenture; and

(iii)           a statement identifying the person to whom the Commission or its authorized representative is to address any response to the proposed supplemental indenture or to request additional time.

(b)           The Commission or its authorized representative shall, within thirty (30) days of receiving the notification complying with Section 9.03(a) above, either:

(i)           provide notice of its determination that the proposed supplemental indenture will not under any circumstances have the effect of increasing the Ongoing Financing Costs,

(ii)           provide notice of its consent or lack of consent to the person specified in Section 9.03(a)(iii) above, or

(iii)           be conclusively deemed to have consented to the proposed supplemental indenture,

unless, within thirty (30) days of receiving the notification complying with Section 9.03(a) above, the Commission or its authorized representative delivers to the office of the person specified in Section 9.03(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty (30) days in which to consider whether to consent to the proposed supplemental indenture.  If the Commission or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the Commission shall either provide notice of its consent or lack of consent or notice of its determination that the proposed supplemental indenture will not under any circumstances increase Ongoing Financing Costs to the person specified in Section 9.03(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed supplemental indenture on the last day of such extension of time.  Any supplemental indenture requiring the consent of the Commission shall become effective on the later of (i) the date proposed by the parties to such supplemental indenture and (ii) the first day after the expiration of the thirty day period provided for in this Section 9.03(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

(c)           Following the delivery of a notice to the Commission  by the Issuer under Section 9.03(a) above, the Issuer shall have the right at any time to withdraw from the Commission further consideration of any notification of a proposed supplemental indenture.  Such withdrawal shall be evidenced by the prompt written notice thereof by the Issuer to the Commission, the Indenture Trustee and the Servicer.

(d)           For the purpose of this Section 9.03, an “authorized representative” of the Commission means any person authorized to act on behalf of the Commission.

SECTION 9.04.  Execution of Supplemental Indentures.  In executing any supplemental indenture permitted by this Article IX or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized and permitted by this Indenture and all conditions precedent, if any, provided for in this Indenture relating to such supplemental indenture or modification have been satisfied.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.  All fees and expenses in connection with any such supplemental indenture shall be paid by the requesting party.

SECTION 9.05.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Tranche of Consumer Rate Relief Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.06.  Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 9.07.  Reference in Consumer Rate Relief Bonds to Supplemental Indentures.  Consumer Rate Relief Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Consumer Rate Relief Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Consumer Rate Relief Bonds.

ARTICLE X

Miscellaneous

SECTION 10.01.  Compliance Certificates and Opinions, etc.

(a)           Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel the amendment is authorized and permitted and all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)           a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)           (i)  Prior to the deposit of any CRR Bond Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the CRR Bond Collateral or other property or securities to be so deposited.

(ii)           Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the Consumer Rate Relief Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the Outstanding Amount of the Consumer Rate Relief Bonds.

(iii)           Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the

Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)           Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities with respect thereto, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the Consumer Rate Relief Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the then Outstanding Amount of the Consumer Rate Relief Bonds.

(v)           Notwithstanding any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the CRR Property and the other CRR Bond Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

SECTION 10.02.  Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 10.03.  Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           The ownership of Consumer Rate Relief Bonds shall be proved by the CRR Bond Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Consumer Rate Relief Bonds shall bind the Holder of every Consumer Rate Relief Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Consumer Rate Relief Bond.

SECTION 10.04.  Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(i)           the Indenture Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Indenture Trustee at the Corporate Trust Office,

(ii)           the Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Appalachian Consumer Rate Relief Funding LLC at 707 Virginia Street East, Suite 1000, Charleston, West Virginia, 25327, Attention: Manager, Telephone:  (614) 716-3627, Facsimile:  (866) 895-9179, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.  The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee, or

(iii)           the Commission by the Seller, the Issuer or the Indenture Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to:  Public Service Commission of West Virginia, 201 Brooks Street, Charleston, West Virginia, 25301, Attention: Executive Secretary, Telephone: 1-800-344-5113, Facsimile:  (304) 340-0325;

(b)           Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, facsimile, personally delivered or mailed by certified mail, return receipt requested to:

(i)           in the case of Moody’s, to: Moody’s Investors Service, Inc., ABS/RMBS  Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);

(ii)           in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@standardandpoors.com (all such notices to be delivered to Standard & Poor’s in writing by email);

(iii)           in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355; and

(iv)           as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Any notice, report or other communication given hereunder may be in writing and addressed as follows or to the extent receipt is confirmed telephonically sent by Electronic Means to the address provided above.

SECTION 10.05.  Notices to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Holder affected by such event, at such Holder’s address as it appears on the CRR Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 10.06.  [Reserved]

SECTION 10.07.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.08.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 10.09.  Successors and Assigns.  All covenants and agreements in this Indenture and the Consumer Rate Relief Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.10.  Severability.  Any provision in this Indenture or in the Consumer Rate Relief Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.11.  Benefits of Indenture.  Nothing in this Indenture or in the Consumer Rate Relief Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the CRR Bond Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.12.  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Consumer Rate Relief Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 10.13.  GOVERNING LAW.   THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,  WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED HEREUNDER IN CRR PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE CRR PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WEST VIRGINIA.

SECTION 10.14.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.15.  Recording of Indenture.   If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at the Issuer’s cost and expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee or, if requested by the Indenture Trustee, external counsel of the Issuer) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 10.16.  Issuer Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Consumer Rate Relief Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a membership interest in the Issuer (including APCo) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including APCo) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing.  Each Holder by accepting a Consumer Rate Relief Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Consumer Rate Relief Bonds.

SECTION 10.17.  No Recourse to Issuer.  Notwithstanding any provision of this Indenture or the Series Supplement to the contrary, Holders shall look only to the CRR Bond Collateral with respect to any amounts due to the Holders hereunder and under the Consumer Rate Relief Bonds and, in the event such CRR Bond Collateral is insufficient to pay in full the amounts owed on the Consumer Rate Relief Bonds, shall have no recourse against the Issuer in respect of such insufficiency. Each Holder by accepting a Consumer Rate Relief Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Consumer Rate Relief Bonds.

SECTION 10.18.  Basic Documents.  The Indenture Trustee is hereby authorized to execute and deliver the Servicing Agreement and to execute and deliver any other Basic Document which it is requested to acknowledge including, upon receipt of an Issuer Request, an Intercreditor Agreement, so long as such Intercreditor Agreement is substantially in the form of Exhibit D hereto.  Such request shall be accompanied by an Opinion of Counsel of external counsel of the Issuer, upon which the Indenture Trustee may rely conclusively with no duty of independent investigation or inquiry, to the effect that all conditions precedent for the execution of an Intercreditor Agreement have been satisfied.  Any such Intercreditor Agreement shall be binding on the Holders.

SECTION 10.19.  No Petition.  The Indenture Trustee, by entering into this Indenture, each Holder, by accepting a Consumer Rate Relief Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer which is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

SECTION 10.20.  Securities Intermediary.  The Securities Intermediary, in acting under this Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded U.S. Bank National Association, a national banking association, in its capacity as Indenture Trustee under this Indenture.

SECTION 10.21.  Rule 17g-5 Compliance.  (a)  The Indenture Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under this Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Consumer Rate Relief Bonds or undertaking credit rating surveillance of the Consumer Rate Relief Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”).  The Servicer shall be responsible for posting all of the information on the 17g-5 Website.

(b) The Indenture Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation. The Indenture Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Consumer Rate Relief Bonds or for the purposes of determining the initial credit rating of the Consumer Rate Relief Bonds or undertaking credit rating surveillance of the Consumer Rate Relief Bonds with any Rating Agency or any of its respective officers, directors or employees. The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Servicer, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, the Indenture Trustee shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Servicer, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

~~[~~SIGNATURE PAGE FOLLOWS~~]~~

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Intermediary have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, as Issuer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee and as Securities Intermediary

By:
Name:
Title:

Signature Page to
Indenture

STATE OF [STATE]	)
) ss:
COUNTY OF [COUNTY]	)

On the ____ day of [Month], 2013, before me, ________________, a Notary Public in and for said county and state, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person’s authorized capacity, and that by the signature on the instrument U.S. Bank National Association, a national banking association, and the entity upon whose behalf the person acted, executed this instrument.

WITNESS my hand and official seal.

Notary Public
My commission expires: _______

STATE OF OHIO	)
) ss:
COUNTY OF FRANKLIN	)

On the ____ day of [month], 2013, before me, ___________________, a Notary Public in and for said county and state, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as a manager of Appalachian Consumer Rate Relief Funding LLC, and that by his signature on the instrument Appalachian Consumer Rate Relief Funding LLC, a Delaware limited liability company and the entity upon whose behalf such person acted, executed this instrument.

WITNESS my hand and official seal.

Notary Public
My commission expires: _______

EXHIBIT A

FORM OF CONSUMER RATE RELIEF BOND

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No. _____	$________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

THE PRINCIPAL OF THIS TRANCHE ~~[~~  -  ~~]~~ CONSUMER RATE RELIEF BOND (“THIS TRANCHE [  -   ] CONSUMER RATE RELIEF BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE ~~[~~  -  ~~]~~ CONSUMER RATE RELIEF BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THE HOLDER OF THIS CONSUMER RATE RELIEF BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE CRR BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER.  ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE ~~[~~  -  ~~]~~ CONSUMER RATE RELIEF BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE.  THE HOLDER OF THIS TRANCHE ~~[~~  -  ~~]~~ CONSUMER RATE RELIEF BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE ~~[~~  -  ~~]~~ CONSUMER RATE RELIEF BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY

EXHIBIT A
1

OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.  NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC CONSUMER RATE RELIEF BONDS,

TRANCHE ~~[~~  -  ~~]~~.

BOND INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	FINAL MATURITY DATE

Appalachian Consumer Rate Relief Funding LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ~~[      ]~~, or registered assigns, the Original Principal Amount shown above ~~[~~in semi-annual installments~~]~~ on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Bond Interest Rate shown above, on each __________ and __________ or if any such day is not a Business Day, the next succeeding Business Day, commencing on ~~[   ]~~ and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a “Payment Date”), on the principal amount of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond (hereinafter referred to as this “Tranche [  -  ] Consumer Rate Relief Bond”).  Interest on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of ~~[~~specify method of computation~~]~~.  Such principal of and interest on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond shall be paid in the manner specified on the reverse hereof.

EXHIBIT A
2

The principal of and interest on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond shall be applied first to interest due and payable on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond, all in the manner set forth in the Indenture.

Reference is made to the further provisions of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, as Issuer

Date:	By:
Name:
Title:

EXHIBIT A
3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:  __________ ___, ____

This is one of the Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds, designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

EXHIBIT A
4

REVERSE OF CONSUMER RATE RELIEF BOND*1

This Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond is one of a duly authorized issue of Consumer Rate Relief Bonds of the Issuer (herein called the “Consumer Rate Relief Bonds”), which Consumer Rate Relief Bonds are issuable in one or more Tranches.  The Consumer Rate Relief Bonds consist of ~~[    ]~~ Tranches, including the Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds, which include this Bond (herein called the “Tranche [  -  ] Consumer Rate Relief Bonds”), all issued and to be issued under that certain Indenture dated as of [closing date], (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and U.S. Bank National Association, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as a securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Consumer Rate Relief Bonds.  For purposes herein, “Series Supplement” means that certain Series Supplement dated as of [closing date], between the Issuer and the Indenture Trustee.  All terms used in this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

All Tranches of Consumer Rate Relief Bonds are and will be equally and ratably secured by the CRR Bond Collateral pledged as security therefor as provided in the Indenture.

The principal of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds have declared the Consumer Rate Relief Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture).  However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture.  The entire unpaid principal amount of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond shall be due and payable on the Final Maturity Date hereof.  Notwithstanding the foregoing, the entire unpaid principal amount of the Consumer Rate Relief Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the

*The form of the reverse of a Consumer Rate Relief Bond is substantially as follows, unless otherwise specified in the Series Supplement.

EXHIBIT A
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Consumer Rate Relief Bonds representing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds have declared the Consumer Rate Relief Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture).  All principal payments on the Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds shall be made pro rata to the Tranche ~~[~~  -  ~~]~~ Holders entitled thereto based on the respective principal amounts of the Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds held by them.

Payments of interest on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond (or one or more Predecessor Consumer Rate Relief Bonds) on the CRR Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (i) upon application to the Indenture Trustee by any Holder owning a Global Consumer Rate Relief Bond evidencing this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder and (ii) if this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Consumer Rate Relief Bond evidencing this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond unless and until such Global Consumer Rate Relief Bond is exchanged for Definitive Consumer Rate Relief Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond on a Payment Date which shall be payable as provided below.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the CRR Bond Register as of the applicable Record Date without requiring that this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond be submitted for notation of payment.  Any reduction in the principal amount of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond (or any one or more Predecessor Consumer Rate Relief Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond and of any Consumer Rate Relief Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond and shall specify the place where this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

EXHIBIT A
6

This Consumer Rate Relief Bond is a “consumer rate relief bond” as such term is defined in the Securitization Law.  Principal and interest due and payable on this Consumer Rate Relief Bond are payable from and secured primarily by CRR Property created and established by the Financing Order obtained from the Public Service Commission of West Virginia pursuant to the Securitization Law.  CRR Property consists of the rights and interests of the Seller in the Financing Order, including the right of APCo and any Successor to impose, collect and recover certain charges (defined in the Securitization Law as “consumer rate relief charges”) to be included in regular electric utility bills of existing and future West Virginia electric retail customers of APCo, or any Successor, as more fully described in the Financing Order.

Under the laws of the State of West Virginia in effect on the Closing Date, pursuant to Section 24-2-4f(s)(1) of the Securitization Law, the State of West Virginia has pledged to and agrees with the Bondholders, assignees and financing parties under the Financing Order that the State will not take or permit any action that impairs the value of CRR Property under the Financing Order or revises the CRR Costs for which recovery is authorized under the Financing Order or, except as allowed under Section 24-2-4f (k) of the Securitization Law, reduce, alter or impair CRR Charges that are imposed, charged, collected or remitted for the benefit of the Bondholders, assignees and financing parties under the Financing Order, until any principal, interest and redemption premium in respect of Consumer Rate Relief Bonds, all financing costs and all amounts to be paid to any assignee or financing party under an ancillary agreement are paid or performed in full.

The Issuer and APCo hereby acknowledge that the purchase of this Consumer Rate Relief Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bond may be registered on the CRR Bond Register upon surrender of this Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04 or 2.06 of the Indenture not involving any transfer.

EXHIBIT A
7

Each Consumer Rate Relief Bond holder, by acceptance of a Consumer Rate Relief Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Consumer Rate Relief Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) any owner of a membership interest in the Issuer (including APCo) or (ii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including APCo) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Consumer Rate Relief Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Consumer Rate Relief Bonds.

Prior to the due presentment for registration of transfer of this Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bond and for all other purposes whatsoever, whether or not this Tranche ~~[~~    -    ~~]~~ Consumer Rate Relief Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Consumer Rate Relief Bonds under the Indenture at any time by the Issuer with the consent of the Bondholders representing not less than a majority of the Outstanding Amount of all Consumer Rate Relief Bonds at the time outstanding of each Tranche to be affected.  The Indenture also contains provisions permitting the Bondholders representing specified percentages of the Outstanding Amount of the Consumer Rate Relief Bonds, on behalf of the Holders of all the Consumer Rate Relief Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond (or any one of more Predecessor Consumer Rate Relief Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond and of any Consumer Rate Relief Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Consumer Rate Relief Bonds issued thereunder.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth herein, which provisions apply to this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond.

EXHIBIT A
8

The term “Issuer” as used in this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Bondholders under the Indenture.

The Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

THIS TRANCHE ~~[~~  -  ~~]~~ CONSUMER RATE RELIEF BOND, THE INDENTURE AND THE SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN CRR PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE CRR PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WEST VIRGINIA.

No reference herein to the Indenture and no provision of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond at the times, place, and rate, and in the coin or currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond, by acquiring any Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the CRR Bond Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds are outstanding, agree to treat the Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bonds as indebtedness of the sole owner of the Issuer secured by the CRR Bond Collateral unless otherwise required by appropriate taxing authorities.

EXHIBIT A
9

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian) (minor)
Under Uniform Gifts to Minor Act (____________________) (State)
Additional abbreviations may also be used though not in the above list.

EXHIBIT A
10

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ____________

FOR VALUE RECEIVED, the undersigned2 hereby sells, assigns and transfers unto

(name and address of assignee)

the within Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ______             , attorney, to transfer said Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________	______________________________________ Signature Guaranteed:
______________________________________

2           CONSUMER RATE RELIEF BOND:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche ~~[~~  -  ~~]~~ Consumer Rate Relief Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE:  Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or (iv) such other guarantee program acceptable to the Indenture Trustee.

EXHIBIT A
11

EXHIBIT B

FORM OF SERIES SUPPLEMENT

This SERIES SUPPLEMENT dated as of November 15, 2013 (this “Supplement”), by and between APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), and U.S. Bank National Association, a national banking association  (“Bank”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of November 15, 2013, by and between the Issuer and U.S. Bank National Association, in its capacity as Indenture Trustee and in its separate capacity as a securities intermediary (the “Indenture”).

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the Senior Secured Consumer Rate Relief Bonds and specifying the terms thereof.  The Issuer has duly authorized the creation of the Consumer Rate Relief Bonds with an initial aggregate principal amount of $~~[    ]~~ to be known as Appalachian Consumer Rate Relief Funding LLC Consumer Rate Relief Bonds (the “Consumer Rate Relief Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Consumer Rate Relief Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Consumer Rate Relief Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Consumer Rate Relief Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the CRR Property created under and pursuant to the Financing Order and the Securitization Law, and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, charge and collect the CRR Charges, the right to obtain adjustments to the CCR Charges, and all revenues, receipts, collections, rights to payment, payments, money, claims or other proceeds arising from rights and interests created under the Financing Order), (b) all CRR Charges related to the CRR Property, (c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the CRR Property and the Consumer Rate Relief Bonds, (d) the Servicing Agreement, the Administration Agreement, each Intercreditor Agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing CRR Property and the Consumer Rate Relief Bonds, (e) the Collection Account,

EXHIBIT B
1

all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain adjustments to the CRR Charges in accordance with Section 24-2-4f(k)(1) of the Securitization Law and the Financing Order, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute CRR Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing; it being understood that the following do not constitute CRR Bond Collateral: (i) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding Consumer Rate Relief Bonds, pursuant to Section 8.02(e)(xii) of the Indenture and (ii) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Consumer Rate Relief Bonds (together with any interest earnings thereon), it being understood that such amounts described in clauses (i) and (ii) above shall not be subject to Section 3.17 of the Indenture.

The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Consumer Rate Relief Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee (collectively, the “Secured Obligations”) equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Consumer Rate Relief Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture.  The Indenture and this Series Supplement constitutes a security agreement within the meaning of the Securitization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Consumer Rate Relief Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation.  The Consumer Rate Relief Bonds shall be designated generally as the Consumer Rate Relief Bonds, and further denominated as Tranches ~~[   ]~~ through ~~[   ]~~.

SECTION 2. Initial Principal Amount; Bond Interest Rate; Scheduled Payment Date; Final Maturity Date.  The Consumer Rate Relief Bonds of each Tranche shall have the initial principal amount, bear interest at the rates per annum and shall have the Scheduled Payment Dates and the Final Maturity Dates set forth below:

EXHIBIT B
2

Tranche	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date

The Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.  Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.

(a)           Authentication Date.  The Consumer Rate Relief Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on ~~[    ]~~ (the “Closing Date”) shall have as their date of authentication ~~[       ]~~.

(b)           Payment Dates.  The Payment Dates for the Consumer Rate Relief Bonds are __________ and __________ of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on  ~~[    ]~~ and continuing until the earlier of repayment of the Tranche ~~[     ]~~ Consumer Rate Relief Bonds in full and the Final Maturity Date Tranche ~~[     ]~~ Consumer Rate Relief Bonds.

(c)           Expected Amortization Schedule for Principal.  Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: ~~[~~(1) to the holders of the Tranche A-1 Consumer Rate Relief Bonds, until the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds thereof has been reduced to zero; (2) to the holders of the Tranche A-2 Consumer Rate Relief Bonds, until the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds thereof has been reduced to zero; (3) to the holders of the Tranche A-3 Consumer Rate Relief Bonds, until the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds thereof has been reduced to zero; (4) to the holders of the Tranche A-4 Consumer Rate Relief Bonds, until the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds thereof has been reduced to zero; and (5) to the holders of the Tranche A-5 Consumer Rate Relief Bonds, until the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds thereof has been reduced to zero;~~]~~ provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Tranche and Payment Date.

(d)           Periodic Interest.  Periodic Interest will be payable on each Tranche of the Consumer Rate Relief Bonds on each Payment Date in an amount equal to ~~[~~one-half~~]~~ of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related Tranche of Consumer Rate Relief Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of Consumer Rate Relief Bonds on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the

EXHIBIT B
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outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e)           Book-Entry Consumer Rate Relief Bonds.  The Consumer Rate Relief Bonds shall be Book-Entry Consumer Rate Relief Bonds and the applicable provisions of Section 2.11 of the Indenture shall apply to the Consumer Rate Relief Bonds.

(f)           Waterfall Caps.  The amount payable with respect to the Consumer Rate Relief Bonds pursuant to Section 8.02(e)(i) shall not exceed $100,000 annually.

SECTION 4.  Minimum Denominations.  The Consumer Rate Relief Bonds shall be issuable in the Minimum Denomination and integral multiples thereof.

SECTION 5.  Certain Defined Terms.  Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall be as defined in Appendix A to the Indenture.  Additionally, Article II of the Indenture provides certain terms will have the meanings specified in the related Supplement.  With respect to the Consumer Rate Relief Bonds, the following definitions shall apply:

“Bond Interest Rate” has the meaning set forth in Section 2 of this Supplement.

“Closing Date” has the meaning set forth in Section 3(a) of this Supplement.

“Minimum Denomination” shall mean $100,000 or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.

“Payment Date” has the meaning set forth in Section 3(b) of this Supplement.

“Periodic Interest” has the meaning set forth in Section 3(d) of this Supplement.

SECTION 6.  Delivery and Payment for the Consumer Rate Relief Bonds; Form of the Consumer Rate Relief Bonds.  The Indenture Trustee shall deliver the Consumer Rate Relief Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture.  The Consumer Rate Relief Bonds of each Tranche shall be in the form of Exhibits ~~[~~A-1 through A-_~~]~~ hereto.

SECTION 7.  Ratification of Agreement.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.  This Supplement amends, modifies and supplemented the Indenture only in so far as it relates to the Consumer Rate Relief Bonds.

SECTION 8.  Counterparts.  This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9. GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

EXHIBIT B
4

STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT, EXCEPT AS SET FORTH IN SECTION 8.02(b) OF THE INDENTURE, THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN CRR PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE CRR PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WEST VIRGINIA.

SECTION 10.  Issuer Obligation.  No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the Consumer Rate Relief Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer (including APCo) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including APCo) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed.  Each Holder by accepting a Consumer Rate Relief Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Consumer Rate Relief Bonds.

EXHIBIT B
5

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, as Issuer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

EXHIBIT B
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SCHEDULE A

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

DATE	TRANCHE	TRANCHE	TRANCHE	TRANCHE	TRANCHE
Closing Date	$	$	$	$	$
________ ___, 20__
________ ___, 20__
________ ___, 20__
________ ___, 20__

EXHIBIT B
7

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED
BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within thirty (30) calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within ninety (90) calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two (2) business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

EXHIBIT C
1

Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two (2) business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within thirty (30) calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two (2) business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT C
2

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is made as of [date], by and among:

(a)           Appalachian Power Company (in its individual capacity, the “Company”), as a sub-servicer of the Receivables Servicer referred to below (including any successor in such capacity, the “Receivables Sub-Servicer”), in its separate capacity as the initial servicer of the Consumer Rate Relief Property referred to below (including any successor in such capacity, the “Initial Property Servicer”), [insert appropriate titles] and in its separate respective capacities as a collection agent for the benefit of each of the Initial Property Servicer and the Receivables Servicer in accordance with the terms of this Agreement;

(b)          Appalachian Consumer Rate Relief Funding LLC, a Delaware limited liability company (the “Initial Bond Issuer”);

(c)           U.S. Bank National Association, a national banking association, in its capacity as indenture trustee (including any successor in such capacity, the “Initial Bond Trustee”) under the Initial Indenture referred to below;

(d)          AEP Credit, Inc. [insert name of affiliated purchaser if different] (“Buyer”), a Delaware corporation;

(e)          [American Electric Power Service Corporation, a New York corporation (“AEPSC”),] [insert name of affiliated servicer if different] in its capacity as the Receivables Servicer referred to below; and

(f)           [insert name of agent acing as representative of third-party receivables purchasers], as [Administrative] Agent (in such capacity, and including any successor agent, the “Administrative Agent”) for the Receivables Purchasers referred to below;

WHEREAS, pursuant to the terms of that certain [describe purchase agreement whereby Buyer acquires Receivables from Seller] (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Purchase Agreement”), between Buyer and the Company, the Company has sold and may hereafter sell to Buyer all of the Company’s right, title and interest in and to certain [Outstanding Receivables] and [Collections] (as such terms are defined in the Purchase Agreement, which terms do not include Initial Customer Charges, as defined below, or collections thereof; and the Outstanding Receivables, Collections thereof, related property and all proceeds of the foregoing are collectively referred to herein as the “Receivables”); and

WHEREAS, pursuant to that certain [describe purchase agreement whereby Receivables Purchasers acquire security and/or ownership interests in the Receivables from the Buyer] (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Receivables Purchase Agreement”), by and among the Buyer, the Receivables Servicer, the Administrative Agent and the financial institutions and other entities party thereto as purchasers (such purchasers and the Administrative Agent being collectively referred to as the “Receivables Purchasers”), Buyer has sold and may hereafter sell undivided interests in the Receivables to the Administrative Agent for the benefit of the Receivables Purchasers; and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Receivables Purchase Agreement and that certain [describe any agency or similar agreement comprising part of the receivables purchase document] (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Agency Agreement”, and together with the Purchase Agreement and the Receivables Purchase Agreement, collectively, the “Receivables Agreements”), AESPC has been appointed as a servicer (the “Receivables Servicer”) and has agreed to provide certain servicing and collection functions with respect to the Receivables, and the Receivables Sub-Servicer has agreed to act as a sub-servicer on behalf of the Receivables Servicer in order to perform certain of the Receivables Servicer’s functions and duties under the Receivables Agreements;

WHEREAS, pursuant to the terms of that certain CRR Property Purchase and Sale Agreement, dated as of [date] (as it may hereafter from time to time be amended, restated or modified, the “Initial Sale Agreement”), between the Initial Bond Issuer and the Company in its capacity as seller, the Company has sold to the Initial Bond Issuer certain assets known as “Consumer Rate Relief Property” which includes the right to impose, charge and collect “Consumer Rate Relief Charges” as each such term is defined or as otherwise used in West Virginia Code Section 24-2-4f  (such Consumer Rate Relief Property, the “Initial Customer Property” and such Consumer Rate Relief Charges, the “Initial Customer Charges”);

WHEREAS, pursuant to the terms of that certain Indenture dated as of [date] (as it may hereafter from time to time be amended, restated or modified and as supplemented by the Series Supplement and any other supplemental indenture, the Series Supplement and Indenture, as supplemented, being collectively referred to herein as the “Initial Indenture”), between the Initial Bond Issuer and the Initial Bond Trustee, the Initial Bond Issuer, among other things, has granted to the Initial Bond Trustee a security interest in certain of its assets, including the Initial Customer Property, to secure, among other things, the notes issued pursuant to the Initial Indenture (the “Initial Bonds”);

WHEREAS, pursuant to the terms of that certain CRR Property Servicing Agreement dated as of [date] (as it may hereafter from time to time be amended, restated or modified, the “Initial Servicing Agreement,” and the Initial Servicing Agreement, together with the Initial Sale Agreement and the Initial Indenture, the “Initial Bond Agreements”), between the Initial Bond Issuer and the Initial Property Servicer, the Initial Property Servicer has agreed to provide for the benefit of the Initial Bond Issuer certain servicing and collection functions with respect to the Initial Customer Charges;

WHEREAS, the Receivables and the Initial Customer Charges will be invoiced collectively on single bills sent to the Company’s West Virginia retail customers (the “Customers”), which Customers are obligated to pay both the Receivables and the Initial Customer Charges, and the parties hereto wish to agree upon their respective rights relating to the Receivables and the Initial Customer Property and any bank accounts into which collections of the foregoing may be deposited, as well as other matters of common interest to them which

EXHIBIT D-2

arise under or result from the coexistence of the Initial Bond Agreements and the Receivables Agreements;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.                           Acknowledgment of Ownership Interests and Security Interests.

(a)           Each of the parties hereto hereby acknowledges the ownership interest of the Initial Bond Issuer in the Initial Customer Property, including the Initial Customer Charges and the revenues, collections, claims, rights, payments, money and proceeds arising therefrom, and the security interests granted therein in favor of the Initial Bond Trustee for the benefit of itself and the holders of the Initial Bonds.  Each of the parties hereto hereby acknowledges the ownership interest and security interests of the Buyer and the Receivables Purchasers in the Receivables and the revenues, collections, claims, rights, payments, money and proceeds arising therefrom.  The parties hereto agree that the Initial Customer Property and the Receivables each shall constitute separate property rights notwithstanding that they may be evidenced by a single bill.  The Company and the Receivables Sub-Servicer further agree that they will not include the Initial Customer Property in calculating the amount of the Receivables sold or to be sold under the Receivables Agreements.  Accordingly, the Receivables Purchasers, the Receivables Sub-Servicer and the Receivables Servicer each acknowledge that, notwithstanding anything in the Receivables Agreements to the contrary, none of such parties has any interest in the Initial Customer Property, and each of the Initial Bond Trustee, the Initial Bond Issuer and the Initial Property Servicer further acknowledge that, notwithstanding anything in the Initial Bond Agreements to the contrary, none of such parties has any interest in the Receivables.

(b)           Each of the Administrative Agent and the Buyer hereby releases all liens and security interests of any kind whatsoever which the Administrative Agent or Buyer may hold or obtain in the Initial Customer Property. Each of the Administrative Agent and Buyer agrees, upon the reasonable request of the Company or the Initial Bond Trustee, to execute and deliver to the Initial Bond Trustee such UCC partial release statements and other documents and instruments, and to do such other acts and things, as the Company or the Initial Bond Trustee may reasonably request in order to evidence the release provided for in this Section 1(b) and/or to execute and deliver to the Initial Bond Trustee UCC financing statement amendments to exclude the Initial Customer Property from the assets covered by any existing UCC financing statements relating to the Receivables; provided, however, that failure to execute and deliver any such partial release statements, financing statement amendments, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 1(b).

(c)           Each of the Initial Bond Issuer and the Initial Bond Trustee hereby releases all liens and security interests of any kind whatsoever which either of them may hold or obtain in the Receivables. Each of the Initial Bond Issuer and the Initial Bond Trustee agrees, upon the reasonable request of the Administrative Agent or Buyer, to execute and deliver to the Administrative Agent or Buyer, as applicable, such UCC partial release statements and other documents and instruments, and to do such other acts and things, as the Administrative Agent or

EXHIBIT D-3

Buyer may reasonably request in order to evidence the release provided for in this Section 1(c) and/or to execute and deliver to the Administrative Agent or Buyer, as applicable, UCC financing statement amendments to exclude such Receivables from the assets covered by any existing UCC financing statements relating to the Initial Customer Property; provided, however, that failure to execute and deliver any such partial release statements, financing statement amendments, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 1(c).

SECTION 2.                           Deposit Accounts.

(a)           The parties hereto each acknowledge that collections with respect to the Initial Customer Property and the Receivables may from time to time be deposited into one or more designated accounts of the Company, the Receivables Servicer or the Buyer (the “Deposit Accounts”) and that such Deposit Accounts may be subject to a security interest of the Administrative Agent and account control agreements among the Company, the Buyer, the Administrative Agent and the applicable account bank.  Subject to Section 4, the Company, in its capacity as a collection agent for the benefit of the other parties hereto, agrees to:

(i)           maintain the collections in the Deposit Accounts for the benefit of the Initial Property Servicer, the Initial Bond Trustee, the Initial Bond Issuer, the Receivables Servicer, the Receivables Sub-Servicer, the Buyer, the Administrative Agent and the Receivables Purchasers, as their respective interests may appear;

(ii)           allocate and remit funds from the Deposit Accounts, whether or not commingled, (x) in the case of collections relating to the Initial Customer Property, at the times and in the manner specified in the Initial Bond Agreements to the Initial Bond Trustee; and (y) in the case of collections relating to the Receivables, allocate and remit funds to the Receivables Purchasers and the Buyer at the times and in the manner specified in the Receivables Agreements; provided, that:

(A)           to the extent the combined amounts of remittance are insufficient to satisfy amounts owed in respect of the Initial Customer Charges and the Receivables, such allocation and remittances shall be made on a pro rata basis as between the Initial Customer Charges and the Receivables based on the respective amounts of such Initial Customer Charges and Receivables then due and owing;

(B)           late payment penalties of the Receivables and the Initial Customer Charges shall be allocated (x) to the Initial Bond Trustee, if such late payment penalties are allocable to the Initial Customer Charges and are not allowed to be retained by the Company under the Initial Bond Agreements, (y) to the Receivables Purchasers to the extent that any such late payment penalties are included in the Receivables sold to the Receivables Purchasers, and (z) otherwise to the Company; and

(C)           to the extent the Administrative Agent has exercised exclusive control over any Deposit Account, it shall allocate the funds on deposit therein related to the Initial Customer Property in accordance with the information provided to it by the Company and consistent with this Section 2, and shall remit

EXHIBIT D-4

such collections related to the Initial Customer Property at the direction of the Initial Bond Trustee; and

(iii)           maintain records as to the amounts deposited into the Deposit Accounts, the amounts remitted therefrom and the allocation as provided above in this subsection (a).

(b)           The Initial Bond Trustee, the Initial Bond Issuer, the Buyer and the Receivables Purchasers shall each have the right to require an accounting from time to time of collections, deposits, allocations and remittances by the Company relating to the Deposit Accounts.  Because of difficulties inherent in allocating collections on a daily basis, the Initial Property Servicer may implement percentage-based estimates for the purposes of determining the amount of collections which are allocable to the Initial Customer Property, which allocations will be subject to monthly reconciliations but will otherwise be deemed conclusive, subject to reconciliation as provided in the following sentences.  In the event that the estimated remittances to the Initial Bond Issuer for any calendar month are less than the actual amounts of Initial Customer Charge collections, the Initial Bond Issuer shall look to the Initial Property Servicer for any such shortfall and shall have no claims against the Receivables Purchasers for such amounts.   In the event that the estimated remittances to the Initial Bond Issuer are greater than the actual amounts of Initial Customer Charge collections, the Initial Property Servicer shall have the right, in accordance with the terms of the Initial Bond Agreements, to net an amount equal to such excess collections out of monies otherwise to be paid to the Initial Bond Issuer or otherwise to receive such amounts from excess funds of the Initial Bond Issuer, and the Receivables Purchasers acknowledge that they shall look solely to the Initial Property Servicer for such excess collections and shall have no claims against the Initial Bond Issuer for such funds.  Notwithstanding the foregoing, nothing in this paragraph shall (i) eliminate the right of the Receivables Purchasers and the Administrative Agent,  as assignees of the Company under the Receivables Agreements, to cause any such reconciliation payments to be paid directly to the Administrative Agent or its designee or (ii) prohibit any party from netting any such reconciliation payments owing by such party (the “remitting party”) to another party (the “receiving party”) against the amounts to be paid hereunder to the remitting party by such receiving party.

(c)           The Initial Bond Trustee and the Initial Bond Issuer waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to Collections with respect to Receivables, and the Administrative Agent and Buyer waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to Initial Customer Charges. Each of the parties hereto acknowledges the respective ownership and security interests of the others in amounts on deposit in the Deposit Accounts to the extent of their respective interests as described in this Agreement.

(d)           In no event may the Initial Bond Trustee take any action with respect to the Initial Customer Charges in a manner that would result in the Initial Bond Trustee obtaining possession of, or any control over, Collections of Receivables or any Deposit Account.  In the event that the Initial Bond Trustee obtains possession of any Collections related to the Receivables, the Initial Bond Trustee shall notify the Administrative Agent of such fact, shall hold them in trust and shall promptly deliver them to the Administrative Agent upon request.

EXHIBIT D-5

Except as contemplated by this Section 2 with respect to the Administrative Agent’s exercise of control over the Deposit Accounts, in no event may the Administrative Agent or Buyer take any action with respect to the collection of Receivables in a manner that would result in the Administrative Agent or Buyer, as applicable, obtaining possession of, or any control over, collections of Initial Customer Charges. In the event that the Administrative Agent or Buyer obtains possession of any collections of Initial Customer Charges, the Administrative Agent or Buyer, as applicable, shall notify the Initial Bond Trustee of such fact, shall hold them in trust and shall promptly deliver them to the Initial Bond Trustee upon request.

SECTION 3.                           Time or Order of Attachment.  The acknowledgments contained in Sections 1 and 2 are applicable irrespective of the time or order of attachment or perfection of security or ownership interests or the time or order of filing or recording of financing statements or mortgages or filings under applicable law.

SECTION 4.                           Servicing.

(a)           Pursuant to Section 2, the Company, in its role as collection agent hereunder, shall allocate and remit funds received from Customers for the benefit of the Initial Bond Issuer, the Initial Bond Trustee, the Buyer and the Receivables Purchasers, respectively, and shall control the movement of such funds out of the Deposit Accounts (such allocation, remittance and deposits hereafter called the “Allocation Services”) in accordance with the terms of this Agreement.  The same entity must always act as servicer in the performance of the Allocation Services as to both the Initial Bond Agreements and the Receivables Agreements.

(b)           In the event that the Initial Bond Trustee is entitled to and desires to exercise its right, pursuant to the Initial Bond Agreements, to replace the Company as Initial Property Servicer, or in the event that the Receivables Purchasers are entitled to and desire to exercise their right to replace the Company as Receivables Sub-Servicer, and therefore to terminate the role of the Company as the provider of the Allocation Services hereunder, the party desiring to exercise such right shall promptly give written notice to the other (the “Servicer Notice”) in accordance with the notice provisions of this Agreement and consult with the other with respect to the Person who would replace the Company in such capacities.  Any successor to the Company in such capacities shall be agreed to by the Initial Bond Trustee and the Administrative Agent within ten (10) Business Days of the date of the Servicer Notice, and such successor shall be subject to satisfaction of the Rating Agency Condition (as defined below) and otherwise satisfy the provisions of the Initial Servicing Agreement and the Receivables Agreements.  “Business Day” means any day other than a Saturday, Sunday, or any holiday for national banks or any New York banking corporation in Charleston, West Virginia, Columbus, Ohio, Chicago, Illinois or New York, New York.  The Person named as replacement collection agent in accordance with this Section 4 is referred to herein as the “Replacement Collection Agent.”  The parties hereto agree that any entity succeeding to the rights of the Company as Receivables Sub-Servicer or as Initial Property Servicer shall be the same entity.

(c)           Anything in this Agreement to the contrary notwithstanding, any action taken by the Initial Bond Trustee or the Administrative Agent to appoint a Replacement Servicer

EXHIBIT D-6

pursuant to this Section 4 shall be subject to the Rating Agency Condition and the consent, if required by law, of the West Virginia Public Service Commission.  For the purposes of this Agreement, the “Rating Agency Condition” has the meaning set forth in the Initial Indenture.  The parties hereto acknowledge and agree that the approval or the consent of the rating agencies which is required in order to satisfy the Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

SECTION 5.                           Sharing of Information.  The parties hereto agree to cooperate with each other and make available to each other or any Replacement Collection Agent any and all records and other data relevant to the Initial Customer Property and the Receivables which they may from time to time possess or receive from the Company, the Initial Property Servicer or the Receivables Sub-Servicer or any successor hereto or thereto, including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same.  The Company hereby consents to the release of information regarding the Company pursuant to this Section 5.

SECTION 6.                           No Joint Venture; No Fiduciary Obligations; Etc..

(a)           Nothing herein contained shall be deemed as effecting a joint venture among any of the Company, the Initial Bond Issuer, the Initial Bond Trustee, the Initial Receivables Servicer, the Administrative Agent, the Receivables Servicer, the Receivables Sub-Servicer and the Buyer.

(b)           Neither Buyer nor the Administrative Agent is the agent of, or owes any fiduciary obligation to, the Initial Bond Trustee, the Initial Bond Issuer, the bondholders or any other party under this Agreement.  Each of the Initial Bond Trustee (on behalf of itself and the bondholders), the Initial Bond Issuer and the Company hereby waives any right that it may now have or hereafter acquire to make any claim against Buyer or the Administrative Agent, in their respective capacities as such, on the basis of any such fiduciary obligation hereunder.  Neither the Initial Bond Trustee nor the Initial Bond Issuer is the agent of, or owes any fiduciary obligation to, Buyer or the Administrative Agent or any other party under this Agreement.  Each of the Administrative Agent, the Company and Buyer hereby waives any right that it may now have or hereafter acquire to make any claim against the Initial Bond Trustee or the Initial Bond Issuer on the basis of any such fiduciary obligation hereunder.

(c)           Notwithstanding anything herein to the contrary, none of Buyer, the Administrative Agent, the Initial Bond Trustee or the Initial Bond Issuer shall be required to take any action that exposes it to personal liability or that is contrary to the Initial Indenture, the Servicing Agreement, any Receivables Agreement or applicable law.

(d)           None of Buyer, the Administrative Agent, the Initial Bond Trustee or the Initial Bond Issuer nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence, bad faith or willful misconduct.  Without limiting the foregoing, each of Buyer, the Administrative Agent, the Initial Bond Trustee and the Initial Bond Issuer: (i) may consult with legal counsel, independent public

EXHIBIT D-7

accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any party and shall not be responsible to any party for any statements, warranties or representations made by any other party in connection with this Agreement or any other agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other agreement on the part of any other party; and (iv) shall incur no liability under or in respect of this Agreement by acting upon any writing (which may be by facsimile or other electronic transmission) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

SECTION 7.                           Method of Adjustment and Allocation.  Each of the parties hereto acknowledges that the Initial Property Servicer will adjust, calculate and allocate payments of Initial Customer Charges in accordance with Section 4.01 of the Initial Servicing Agreement and Section 6 of Annex 1 of the Initial Servicing Agreement in the form attached thereto, and each of the parties hereto hereby acknowledges that neither the Administrative Agent nor any other Receivables Purchasers shall be deemed or required under this Agreement to have any knowledge of or responsibility for the terms of such documents or any such adjustment, calculation and allocation.  Accordingly, each of the Receivables Purchasers (i) may, solely for the purposes of this Agreement, conclusively rely on the accuracy of the calculations of the Initial Property Servicer in making such adjustments, calculations and allocations.  Such acknowledgement shall not relieve the Receivables Sub-Servicer or the Receivables Servicer of any of their respective obligations to make payments in accordance with the terms of the Receivables Agreements, nor shall it relieve the Initial Property Servicer of its obligations under the Initial Servicing Agreement.

SECTION 8.                           Termination.  This Agreement shall terminate upon the payment in full of the Initial Bonds, or, if earlier, the termination of the Receivables Agreements as to the Company and the release of the Company from all further obligations thereunder, except that the understandings and acknowledgements contained in Sections 1, 2, 3 and 15 shall survive the termination of this Agreement.

SECTION 9.                           Governing Law; Jurisdiction; Waiver of Jury Trial(a)           .

(a)           THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b)           In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, each party hereto hereby consents to the inpersonam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the City of New York, State of New York; each party hereto agrees that service by registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations) at the addresses set forth in Section 17 hereof shall be valid and sufficient for all

EXHIBIT D-8

purposes; and each party hereto agrees to, and irrevocably waives any objection based on forumnonconveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.  Each of the Company, Buyer, Initial Property Servicer, Receivables Servicer, Receivables Sub-Servicer and the Initial Bond Issuer irrevocably designates CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action or proceeding and taking all such acts as may be necessary or appropriate in order to confer jurisdiction over it by such state or U.S. federal court in the Borough of Manhattan, and each of such parties stipulates that such appointment is irrevocable and coupled with an interest.

(c)                  EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.                           Further Assurances.  Each of the parties hereto agrees to execute any and all agreements, instruments, financing statements, releases and any and all other documents reasonably requested by any of the other parties hereto in order to effectuate the intent of this Agreement.  In each case where a release is to be given pursuant to this Agreement, the term release shall include any documents or instruments necessary to effect a release, as contemplated by this Agreement.  All releases, subordinations and other instruments submitted to the executing party are to be prepared at the expense of the Company.  Notwithstanding anything herein to the contrary, the Initial Bond Trustee shall not be required to execute any such agreements, instruments, releases or other documents unless directed to do so by an “Issuer Order,” as such term is defined in the Initial Indenture.

SECTION 11.                           Limitation on Rights of Others.  This Agreement is solely for the benefit of the parties hereto, the holders of the Initial Bonds and the Receivables Purchasers, and no other person or entity shall have any rights, benefits, priority or interest under or because of the existence of this Agreement.

SECTION 12.                           Amendments.  In the event that (x) the Company hereafter causes any property (“Additional Customer Property”) consisting of the right to impose specified charges on Customers to be created and sold and pledged by the buyer thereof for the benefit of bondholders pursuant to any financing order of the West Virginia Public Service Commission, and the Company acts as servicer for the bonds issued pursuant to such financing order, or (y) the Company enters into any new receivables program following the termination of the Receivables Agreements in which the Company participates as a seller or as a servicer or sub-servicer of receivables, then, in either such event, upon the written request of the Company, the other parties hereto agree that this Agreement may be amended and restated (i) to add as parties hereto the relevant issuer of such additional bonds, the indenture trustee therefor, and the servicer of such Additional Customer Property and/or the relevant purchasers and servicers under such replacement receivables program, as the case may be, and (ii) to reflect the rights and obligations of the parties with respect to such new receivables purchases on terms substantially similar to the rights and obligations of the Receivables Sub-Servicer, the Administrative Agent and the Receivables Purchasers hereunder and (iii) to reflect the rights and obligations of the parties with

EXHIBIT D-9

respect to any such Additional Customer Property on terms substantially similar to the rights and obligations of the Initial Bond Issuer, the Initial Bond Trustee and the Initial Servicer hereunder; provided that no such amendment shall be effective unless (x) evidenced by a written instrument signed by the parties hereto and such additional parties and (y) the Rating Agency Condition shall have been satisfied with respect thereto and provided, further, that no party hereto shall be required to execute any such amended agreement on terms which are materially more disadvantageous to it or to the holders of the Initial Bonds (in the case of the Initial Bond Trustee) or to the Receivables Purchasers (in the case of the Administrative Agent) than the terms contained herein.  In addition, the Initial Bond Trustee shall not be required to execute any such amendment unless directed to do so by an “Issuer Order,” as such term is defined in the Initial Indenture.

SECTION 13.                           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 14.                            Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 15.                           Nonpetition Covenant.

(a)           Notwithstanding any prior termination of this Agreement or the Initial Indenture, each of the parties covenants that it shall not, prior to the date which is one year and one day after payment in full of the last outstanding Initial Bonds, acquiesce, petition or otherwise invoke or cause the Initial Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Initial Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Initial Bond Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Initial Bond Issuer.

(b)       Notwithstanding any prior termination of this Agreement or the Receivables Purchase Agreement, each of the parties hereto other than the Administrative Agent hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Receivables Purchase Agreement and the payment in full of all amounts owing by Buyer thereunder, acquiesce, petition or otherwise invoke or cause Buyer to invoke the

EXHIBIT D-10

process of any court or government authority for the purpose of commencing or sustaining a case against Buyer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Buyer or any substantial part of the property of Buyer, or ordering the winding up or liquidation of the affairs of Buyer.

SECTION 16.                           Trustees.  U.S. Bank National Association, as Initial Bond Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Initial Indenture.

SECTION 17.                           Notices, Etc..  Any notice provided or permitted by this Agreement to be made upon, given or furnished to or filed with any party hereto shall be shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to the applicable party at its address set forth on Exhibit A hereto or, as to any party, at such other address as shall be designated by such party by written notice to the other parties hereto.

~~[~~REMAINDER OF PAGE INTENTIONALLY LEFT BLANK~~]~~

EXHIBIT D-11

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

APPALACHIAN POWER COMPANY, as Company, as Initial Property Servicer, as Receivables Sub-Servicer and as a collection agent

By:
Name
Title

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC

By:
Name
Title

[AEP CREDIT, INC.], as Buyer

By:
Name
Title

[AMERICAN ELECTRIC POWER SERVICE CORPORATION], as Receivables Servicer

By:
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as Initial Bond Trustee

By:
Name
Title

[Insert Admin Agent name]., as Administrative Agent

By:
Name
Title

Signature Page to
Intercreditor Agreement

EXHIBIT A

NOTICE ADDRESSES

Appalachian Power Company
One Riverside Plaza
Columbus, Ohio 43215
Attention:  Treasurer
Telephone: (614) 716-1000
Facsimile: (614) 716-2807

Appalachian Consumer Rate Relief Funding LLC
One Riverside Plaza
Columbus, Ohio 43215
Attention:  Treasurer
Telephone: (614) 716-3622
Facsimile: (614) 716-2807

[AEP Credit, Inc.
One Riverside Plaza
Columbus, Ohio 43215
Attention:  Treasurer
Telephone: (614) 716-1000
Facsimile: (614) 716-2807]

[American Electric Power Service Corporation
One Riverside Plaza
Columbus, Ohio 43215
Attention:  Treasurer
Telephone: (614) 716-1000
Facsimile: (614) 716-2807]

[Administrative Agent]

[U.S. Bank National Association
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60604
Attention:  Melissa A. Rosal, Vice President
U.S. Bank Corporate Trust Services
Telephone: (312) 332-7496
Facsimile: (312) 332-7996]

APPENDIX A

DEFINITIONS

This is Appendix A to the Indenture.

A.           Defined Terms.  As used in the Indenture, the Sale Agreement, the LLC Agreement, the Servicing Agreement, the Series Supplement or any other Basic Document as hereinafter defined, as the case may be (unless the context requires a different meaning), the following terms have the following meanings:

“17g-5 Website” is defined in Section 10.21 of the Indenture.

“Act” is defined in Section 10.03(a) of the Indenture.

“Actual CRR Charge Collections” means, with respect to Billed CRR Charges in any Collection Period, the amount of CRR Charge Collections in respect of such Billed CRR Charges.

“Additional Interim True-Up Adjustment” means any Additional True-Up Adjustment made pursuant to Section 4.01(b)(iv) of the Servicing Agreement.

“Administration Agreement” means the Administration Agreement, dated as of November 15,  2013, by and between APCo and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means APCo, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Office” means the office of the Issuer maintained pursuant to Section 3.02 of the Indenture.

“Amendatory Schedule” means a revision to service riders or any other notice filing filed with the Commission in respect of the CRR Rate Schedule pursuant to a True-Up Adjustment.

“Annual Accountant’s Report” is defined in Section 3.04 of the Servicing Agreement.

“Annual True-Up Adjustment” means each adjustment to the CRR Charges made in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Annual True-Up Adjustment Date” means the first billing cycle of November of each year, commencing in November, 2014.

“APCo” means Appalachian Power Company, a Virginia corporation, and any of its successors or permitted assigns.

“Application” means the Application of APCo for a Financing Order to securitize uncollected expanded net energy costs and associated financing costs and other CRR costs filed by APCo with the Commission and dated August 22, 2012, as modified by any supplemental submissions, or any subsequent similar Application of APCo.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended from time to time.

“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement and the Bill of Sale, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, any Intercreditor Agreement, the Series Supplement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Benefit Plan” means, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such person, or to which contributions by any such Person are or were at any time during the past six (6) years required to be made or under which such Person has or could have any liability or (b) is subject to the provisions of Title IV of ERISA.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement.

“Billed CRR Charges” is defined in Annex I to the Servicing Agreement.

“Billing Period” means the period created by dividing the calendar year into twelve (12) consecutive periods of approximately twenty-one (21) Servicer Business Days.

“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by APCo in its capacity as Servicer.

“Bond Interest Rate” means, with respect to any Tranche of Consumer Rate Relief Bonds, the rate at which interest accrues on the Consumer Rate Relief Bonds of such Tranche, as specified in the Series Supplement.

“Book-Entry Consumer Rate Relief Bonds” means any Consumer Rate Relief Bonds issued in Book-Entry Form; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Consumer

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Rate Relief Bonds are to be issued to the Holder of such Consumer Rate Relief Bonds, such Consumer Rate Relief Bonds shall no longer be “Book-Entry Consumer Rate Relief Bonds.”

“Book-Entry Form” means, with respect to any Consumer Rate Relief Bond, that such Consumer Rate Relief Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Consumer Rate Relief Bond was issued.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Charleston, West Virginia, New York, New York, or Columbus, Ohio are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Calculation Period” means, with respect to any True-Up Adjustment, the period comprised of the twelve (12) succeeding Collection Periods beginning with the Collection Period in which a True-Up Adjustment would go into effect; provided, that in the case of any True-Up Adjustment which will go into effect after the last Scheduled Final Payment Date, the Calculation Period shall begin on the date the True-Up Adjustment goes into effect and end on the Payment Date next following such True-Up Adjustment date; and provided further that for the purpose of calculating the first Periodic Payment Requirement as of the Closing Date, “Calculation Period” means, initially, the period commencing on the Closing Date and ending on the last day of the billing cycle of October, 2014.

“Capital Contribution” means the amount of cash contributed to the Issuer by APCo as specified in the LLC Agreement.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit B attached to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on August 19, 2013 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

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“Closing Date” means, November 15, 2013, the date on which the Consumer Rate Relief Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means the account established and maintained by the Indenture Trustee in accordance with Section 8.02(a) of the Indenture and any subaccounts contained therein.

“Collection in Full of the CRR Charges” means the day on which the aggregate amounts on deposit in the General Subaccount and the Excess Funds Subaccount are sufficient to pay in full all the Outstanding Consumer Rate Relief Bonds and to replenish any shortfall in the Capital Subaccount.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Commission” means the Public Service Commission of West Virginia, or any Governmental Authority succeeding to the duties of such agency.

“Commission Regulations” means any regulations, including proposed or temporary regulations, promulgated by the Commission under the Code of West Virginia, 1931, as amended.

“Consumer Rate Relief Bonds” means the Consumer Rate Relief Bonds authorized by the Financing Order and issued under the Indenture.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office (for all purposes other than registration of transfer of Consumer Rate Relief Bonds) as of the Closing Date is located at 190 South LaSalle Street, MK-IL-SL7R, Chicago, Illinois 60603, Attention:
Corporate Trust Services/AEP West Virginia, Telephone: (312) 332-7496, Facsimile: (312) 332-7996, and for registration of transfers of Consumer Rate Relief Bonds, the office as of the Closing Date is located at 60 Livingston Avenue, EP-MN-WS2O, St Paul, Minnesota 55107, Attention: Bondholder Services, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Consumer Rate Relief Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“CRR Bond Collateral” has the meaning specified in the preamble of the Indenture.

“CRR Bond Register” means the register maintained pursuant to Section 2.05 of the Indenture, providing for the registration of the Consumer Rate Relief Bonds and transfers and exchanges thereof.

“CRR Bond Registrar” means the registrar at any time of the CRR Bond Register, appointed pursuant to Section 2.05 of the Indenture.

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“CRR Charge” means any CRR charge as defined in Section 24-2-4f(b)(7) of the Securitization Law that is authorized by the Financing Order.  For the avoidance of doubt, CRR Charges shall not include any local tax surcharge or other tax adjustment that APCo or any successor Servicer is entitled to (and does) include in its Bills to Customers for the benefit of any municipal corporation, other tax levying corporation or other Governmental Authority, notwithstanding that a portion of such surcharges or adjustments may be computed on the basis of the CRR Charges included in such Bills, and all such tax surcharges or tax adjustments, including any compensation for additional state gross receipts taxes resulting therefrom, shall belong to APCo or the successor Servicer, as applicable, for the benefit of the applicable tax levying corporation or Governmental Authority, and APCo (or such successor Servicer, as applicable) shall retain sole responsibility to cause such adjustments and surcharges to be forwarded to the applicable Governmental Authority.  If, for any reason APCo or any successor Servicer is not including any such tax surcharges or adjustments in its Bills to Customers or the Issuer is otherwise responsible for payment of any taxes, franchise fees or license fees imposed on consumer rate relief charges, then the CRR Charge shall be grossed up in accordance with Section 24-2-4f(b)(11)(G) of the Securitization Law to include any such taxes, franchise fees or license fees.

“CRR Charge Collections” means CRR Charges actually received by the Servicer to be remitted to the Collection Account.

“CRR Charge Payments” means the payments made by Customers based on the CRR Charges.

“CRR Costs” means all CRR costs as defined in Section 24-2-4f(b)(8) of the Securitization Law.

“CRR Property” means all CRR Property as defined in Section 24-2-4f(b)(9) of the Securitization Law created pursuant to the Financing Order and under the Securitization Law, including the right to impose, charge and collect the CRR Charges, the right to obtain adjustments to those charges, and all revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests created under the Financing Order; provided, that so long as and to the extent that the Servicer is entitled to and does include any local tax surcharge or other tax adjustments in its Bills, CRR Property shall not include any amounts expressly excluded from CRR Charges pursuant to the penultimate sentence of the definition thereof.  As used in the Sale Agreement and the other Basic Documents with respect to APCo, the term “CRR Property” when used with respect to APCo means and includes the rights of APCo that exist prior to the time that such rights are first transferred in connection with the issuance of the Consumer Rate Relief Bonds so as to become CRR Property in accordance with Section 24-2-4f(e)(7) of the Securitization Law and the Financing Order.

“CRR Property Notices” means CRR Property notices filed with the Secretary of State of West Virginia pursuant to Section 24-2-4f(o)(4) of the Securitization Law.

“CRR Property Records” is defined in Section 5.01 of the Servicing Agreement.

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“CRR Rate Class” means each customer class or special contract customer identified as a separate rate class in the Financing Order.

“CRR Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the CRR Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“CRR Revenue Group” means each Residential, Commercial and Industrial revenue group, each as defined in the Financing Order.

“Customers” means all existing and future West Virginia electric retail customers of APCo or any Successor, including all existing and future West Virginia electric retail customers who are obligated to pay CRR Charges pursuant to the Financing Order.

“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default as defined in Section 5.01 of the Indenture.

“Definitive Consumer Rate Relief Bonds” means Consumer Rate Relief Bonds issued in definitive form in accordance with Section 2.13 of the Indenture.

“Delaware Financing Statements” means one or more Uniform Commercial Code financing statements to be filed in the appropriate filing office in the State of Delaware.

“Delaware UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

“DTC” means The Depository Trust Company or any successor thereto.

“Electronic Means” means telephone, telecopy, telegraph, telex, internet, electronic mail, facsimile transmission or any other similar means of electronic communication. Any communication by telephone as an Electronic Means shall be promptly confirmed in writing or by one of the other means of electronic communication authorized herein.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a)           the corporate trust department of the Indenture Trustee, so long as any of the securities of the Indenture Trustee have either a short-term credit rating from Moody’s of at least P-1 or a long term unsecured rating from Moody’s of at least A2 and have a credit rating from each other Rating Agency in one of its generic rating categories which signifies investment grade; or

(b)           a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either

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(A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, and, if rated by Fitch,  the equivalent of the lower of those two ratings by Fitch or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s and, if Fitch provides a rating thereon, F-1+” by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

If so qualified under clause (b) above, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” mean instruments or investment property which evidence:

(a)           direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)           demand or time deposits, unsecured certificates of deposit of, money market deposit accounts of , or bankers' acceptances issued by, any depository institution (including the Indenture Trustee, acting in its commercial capacity)  incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities,  so long as the commercial paper or other short term debt obligations of such depository institution are, at the time of deposit, rated not less than A-1 and P-1 or their equivalents by each of S&P and Moody’s and, if Fitch provides a rating thereon, by Fitch, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Consumer Rate Relief Bonds;

(c)           commercial paper (including the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of APCo or any of its Affiliates), which at the time of purchase is rated not less than A-1 and P-1 or their equivalents by each of S&P and Moody’s and, if Fitch provides a rating thereon, by Fitch, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Consumer Rate Relief Bonds;

(d)           investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s, S&P and Fitch, if rated by Fitch;

(e)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions;

(f)           repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker dealer, acting as principal and that meets the ratings criteria set forth below:

(i) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this

7

definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of entering into this repurchase obligation, or

(ii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g)           any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments which are redeemable on demand shall be deemed to satisfy the foregoing requirement).  Notwithstanding the foregoing:  (1) no securities or investments which mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least P-1 from Moody’s or a long-term unsecured debt rating of at least A2 from Moody’s and also has a long-term unsecured debt rating of at least A+ from S&P; (2) no securities or investments described in clauses (b) through (d) above which have  maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least A1 from Moody’s and a short-term unsecured debt rating of at least P-1 from Moody’s; (3) no securities or investments described in clauses (b) through (d) above which have maturities of more than 3 months shall be an “Eligible Investment” unless the issuer thereof has a long-term unsecured debt rating of at least Aa3 from Moody’s and a short-term unsecured debt rating of at least P1 from Moody’s.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means with respect to any Person at any time, each trade or business (whether or not incorporated) that would, at that time, be treated together with such Person as a single employer under Section 401 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Estimated CRR Charge Collections” means the sum of the payments in respect of CRR Charges which are deemed to have been received by the Servicer in respect of billed CRR Charges, directly or indirectly, from or on behalf of Customers, calculated in accordance with Annex I of the Servicing Agreement.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

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“Excess Remittance” means the amount, if any, calculated for a particular Collection Period, by which all Estimated CRR Charge Collections remitted to the Collection Account during such Collection Period exceed Actual CRR Charge Collections received by the Servicer during such Collection Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related thereto set forth in the Series Supplement.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Book-Entry Securities” means securities issued in book-entry form by the United States Treasury.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three (3) federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Financing Order, that the Financing Order has become final, is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Tranche of Consumer Rate Relief Bonds, the Final Maturity Date therefor, as specified in the Series Supplement.

“Financial Asset” means “financial asset” as set forth in Section 8-102(a)(9) of the NY UCC.

“Financing Order” means the Final Financing Order dated September 20, 2013 issued by the Commission pursuant to the Securitization Law in Docket No. 12-1188-E-PC authorizing the creation of the CRR Property.

“Fitch” means Fitch Ratings or any successor thereto. References to Fitch are effective so long as Fitch is a Rating Agency.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Global Consumer Rate Relief Bond” means a Consumer Rate Relief Bond to be issued to the Holders thereof in Book-Entry Form, which Global Consumer Rate Relief Bond

9

shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means  mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement.  A Grant of the CRR Bond Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the CRR Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Bondholder” means the Person in whose name a Consumer Rate Relief Bond is registered on the CRR Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indenture” means the Indenture, dated as of November 15, 2013, by and between the Issuer and U.S. Bank National Association, a national banking association, as Indenture Trustee and as Securities Intermediary as originally executed and, as from time to time supplemented or amended by the Series Supplement or indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Consumer Rate Relief Bonds established thereunder.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Consumer Rate Relief Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the

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applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Independent Manager Fee” is defined in Section 4.01(a) of the LLC Agreement.

“Indirect Participant” means a securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Law” means any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect.

“Intercreditor Agreement” means, as the context may require, any intercreditor agreement that the Seller, the Servicer, the Issuer and the Indenture Trustee enter into with either (i) the investors in any future accounts receivable or similar financing arrangement in substantially the form of Exhibit D to the Indenture concerning receivables payable by Customers or (ii) the trustee for any holders of bonds issued by Affiliates of APCo which are backed by property consisting of charges payable by Customers pursuant to the Securitization Law or any similar law, collections of which receivables or other charges will be commingled with the CRR Charge Collections, in each case subject to the terms of Section 10.18 of the Indenture.

“Interim True-Up Adjustment” means either a Semi-Annual Interim True-Up Adjustment  made in accordance with Section 4.01(b)(iii) of the Servicing Agreement or an Additional Interim True-Up Adjustment made in accordance with Section 4.01(b)(iv) of the Servicing Agreement.

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“Interim True-Up Adjustment Date” means the effective date of any Interim True-Up Adjustment.

“Internal Revenue Service” means the Internal Revenue Service of the United States of America, or any successor thereto.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuance Advice Letter” means the Issuance Advice Letter filed with the Commission pursuant to the Securitization Law and the Financing Order with respect to the Consumer Rate Relief Bonds.

“Issuer” means Appalachian Consumer Rate Relief Funding LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Consumer Rate Relief Bonds.

“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Consumer Rate Relief Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim, equity or encumbrance of any kind.

“LLC Act” means the Delaware Limited Liability Company Act, as amended.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Appalachian Consumer Rate Relief Funding LLC, dated as of October 28, 2013, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Manager” means each manager of the Issuer under the LLC Agreement.

 “Member” has the meaning specified in the first paragraph of the LLC Agreement.

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“Minimum Denomination” means, with respect to any Consumer Rate Relief Bond, the minimum denomination therefor specified in the Series Supplement, which minimum denomination shall be not less than $100,000 and, except as otherwise provided in the Series Supplement, integral multiples thereof, except for one Consumer Rate Relief Bond of each Tranche which may be of smaller denomination.

“Monthly Servicer’s Certificate” means a certificate, substantially in the form of Exhibit A to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“Net Write-Off Percentage” for any Collection Period means the Servicer’s actual system wide charge-off percentage, as adjusted for recoveries on previously written-off bills.

“Net Write-Offs” means, for any Collection Period, an amount equal to the product of (i) the Net Write-Off Percentage for such period times (ii) total Billed CRR Charges attributable to such Collection Period.

“Nonstandard True-Up Adjustment” means any special adjustment to the CRR Charges to reallocate the respective percentages of such CRR Charges to be paid among CRR Revenue Groups in accordance with Section 4.01(b)(ii) of the Servicing Agreement.

“Nonstandard True-Up Adjustment Date” means the date revised CRR Charges are approved and effective pursuant to a final order of the Commission in the related Nonstandard True-Up Adjustment proceeding.

“Notice of Default” is defined in Section 5.01 of the Indenture.

“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.  Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the party delivering such certificate.

“Ongoing Financing Costs” means the costs of servicing the Consumer Rate Relief Bonds over their life allowed to be recovered as a component of CRR Charges under the Financing Order including, without limitation, the Permitted Return, Operating Expenses, the Servicing Fee, the Administration Fee, principal and interest on the Consumer Rate Relief Bonds and any other costs identified in the Basic Documents.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal fees and expenses) or any Manager, the Servicing Fee, the

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Administration Fee, legal and accounting fees, Rating Agency fees and any franchise or other taxes owed by the Issuer, including on investment income in the Collection Account.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

“Outstanding” means, as of the date of determination, all Consumer Rate Relief Bonds theretofore authenticated and delivered under this Indenture except:

(a)           Consumer Rate Relief Bonds theretofore canceled by the CRR Bond Registrar or delivered to the CRR Bond Registrar for cancellation;

(b)           Consumer Rate Relief Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Consumer Rate Relief Bonds; and

(c)           Consumer Rate Relief Bonds in exchange for or in lieu of other Consumer Rate Relief Bonds which have been issued pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Consumer Rate Relief Bonds are held by a Protected Purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount of the Consumer Rate Relief Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Consumer Rate Relief Bonds owned by the Issuer, any other obligor upon the Consumer Rate Relief Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Consumer Rate Relief Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded.  Consumer Rate Relief Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Consumer Rate Relief Bonds and that the pledgee is not the Issuer, any other obligor upon the Consumer Rate Relief Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Consumer Rate Relief Bonds or, if the context requires, all Consumer Rate Relief Bonds of a Tranche, Outstanding at the date of determination.

“Paying Agent” means with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Consumer Rate Relief Bonds pursuant to the Indenture.

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“Payment Date” means, with respect to any Tranche of Consumer Rate Relief Bonds, the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

“Periodic Billing Requirement” means, for any Calculation Period, the aggregate amount of CRR Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Calculation Period means the total dollar amount of CRR Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and which are projected to be available for payments on the Consumer Rate Relief Bonds at the end of such Calculation Period and including any shortfalls in Periodic Payment Requirements for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (1) all accrued and unpaid interest on the Consumer Rate Relief Bonds then due shall have been paid in full on a timely basis, (2) the Outstanding Amount of the Consumer Rate Relief Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Calculation Period, (3) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level and (4) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the last Scheduled Final Payment Date for the Consumer Rate Relief Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient CRR Charges will be collected to retire the Consumer Rate Relief Bonds in full as of the next Payment Date.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Consumer Rate Relief Bonds over the outstanding principal balance specified for such Payment Date on the Expected Amortization Schedule.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Return” shall mean, for any Payment Date with respect to any Calculation Period, the sum of (i) a rate of return payable to APCo on the amount of the Capital Contribution of 5.85% per annum plus (ii) any Permitted Return not paid on any prior Payment Date.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

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“Predecessor Consumer Rate Relief Bond” means, with respect to any particular Consumer Rate Relief Bond, every previous Consumer Rate Relief Bond evidencing all or a portion of the same debt as that evidenced by such particular Consumer Rate Relief Bond, and, for the purpose of this definition, any Consumer Rate Relief Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Consumer Rate Relief Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Consumer Rate Relief Bond.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of each Tranche of Consumer Rate Relief Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Rating Agency” with respect to any Tranche of Consumer Rate Relief Bonds, means any of Moody’s, Standard & Poor’s or Fitch which provides a rating with respect to the Consumer Rate Relief Bonds.  If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, not less than ten (10) Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of Standard & Poor’s and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Consumer Rate Relief Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any Tranche of Consumer Rate Relief Bonds; provided, that if within such ten (10) Business Day period, any Rating Agency (other than Standard & Poor’s) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) Business Days following such second (2nd) request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency.  For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

 “Record Date” means, with respect to a Payment Date, in the case of Definitive Consumer Rate Relief Bonds, the close of business on the last day of the calendar month

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preceding the calendar month in which such Payment Date occurs, and in the case of Book-Entry Consumer Rate Relief Bonds, one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Consumer Rate Relief Bond is registered on the CRR Bond Register.

“Registration Statement” means the registration statement, Form S-3 Registration Nos. 333-191392 and 333-191392-01, filed with the SEC for registration under the Securities Act relating to the offering and sale of the Consumer Rate Relief Bonds, and including all amendments thereto.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“Remittance Requirement” means, with respect to any Third-Party Collector, any requirement that such Third-Party Collector remit CRR Charges to the Servicer within a prescribed number of days of billing by the Servicer in accordance with, if applicable, the Financing Order, the Tariff, other tariffs and any Commission Regulations.

“Remittance Shortfall” means the amount, if any, calculated for a particular Collection Period, by which Actual CRR Charge Collections received by the Servicer during such Collection Period exceed all Estimated CRR Charge Collections remitted to the Collection Account during such Collection Period.

“Required Capital Level” means an amount equal to 0.50% of the initial principal amount of the Consumer Rate Relief Bonds.

“Requirement of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means with respect to (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, Assistant Vice President, Secretary or Assistant Treasurer, Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual or the Indenture Trustee), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

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“Restricted Plan” means (a) an “employee benefit plan” as defined in and subject to Title I of ERISA, (b) a “plan” as defined in and subject to section 4975 of the Code, (c) an entity whose underlying assets include the assets of such employee benefit plan or plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code.

“Sale Agreement” means the CRR Property Purchase and Sale Agreement, dated as of the Closing Date, by and between APCo and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Scheduled Final Payment Date” means with respect to each Tranche of Consumer Rate Relief Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement.  For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche.  The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the last maturing Tranche of Consumer Rate Relief Bonds.

“Scheduled Payment Date” means, with respect to each Tranche of Consumer Rate Relief Bonds, each Payment Day on which principal for such Tranche is to be paid in accordance with the Expected Amortization Schedule for such Tranche.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary of State” means the Secretary of State of the State of Delaware, the Virginia State Corporation Commission of the Commonwealth of Virginia or the Secretary of State of the State of West Virginia, as the case may be, or any Governmental Authority succeeding to the duties of such offices.

“Secured Obligations” is defined in the Series Supplement, a form of which is attached as Exhibit B to the Indenture.

“Secured Parties” means the Indenture Trustee, the Bondholders and any credit enhancer described in the Series Supplement.

“Securities Account” means the Collection Account (to the extent it constitutes a securities account as defined in the NY UCC and Federal Book-Entry Regulations).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitization Law” means the Code of West Virginia, 1931, as amended, §24-2-4f, as may be amended from time to time.

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“Security Entitlement” means “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to Financial Assets now or hereafter credited to the Securities Account and, pursuant to Federal Book-Entry Regulations, with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account, as applicable.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(iii) of the Servicing Agreement.

“Series Supplement” means the indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Consumer Rate Relief Bonds.

“Servicer” means APCo, as Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, Sunday or holiday, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer’s Certificate” means a certificate, substantially in the form of Exhibit C to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 4.01(c)(ii) of the Servicing Agreement.

“Servicing Agreement” means the CRR Property Servicing Agreement, dated as of the Closing Date, by and between the Issuer and APCo, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date for services rendered during the period from, but not including, the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the current Payment Date, determined pursuant to Section 6.06 of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the CRR Property, including CRR Charge Payments, and all other CRR Bond Collateral for the benefit of the Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable procedures and requirements established by the Commission for collection of electric utility tariffs and (iii) in accordance with the other terms of the Servicing Agreement.

“Special Member” is defined in Section 1.02(b) of the LLC Agreement.

“Special Payment” means with respect to any Tranche of Consumer Rate Relief Bonds, any payment of principal of or interest on (including any interest accruing upon default),

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or any other amount in respect of, the Consumer Rate Relief Bonds of such Tranche that is not actually paid within five (5) days of the Payment Date applicable thereto.

“Special Payment Date” means the date on which a Special Payment is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means with respect to any Special Payment Date, the close of business on the fifteenth (15th) day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means APCo, in its capacity as “sponsor” of the Consumer Rate Relief Bonds within the meaning of Regulation AB.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.  References to S&P are effective so long as S&P is a Rating Agency.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of West Virginia as set forth in §24-2-4f(s)(1) of the Securitization Law.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor” has the meaning set forth in the Securitization Law and includes, without limitation, any entity resulting from the merger or consolidation of, or similar transaction with respect to, APCo and Wheeling Power Company.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means APCo’s P.S.C. W.VA. Tariff No. 13 filed with the Commission, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, with respect to any Successor.

“Temporary Consumer Rate Relief Bonds” means Consumer Rate Relief Bonds executed, and upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Consumer Rate Relief Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“Third-Party Collector” means each electric utility, municipally owned utility and/or cooperative, which, pursuant to the Tariff, any other tariffs filed with the Commission, or any agreement with APCo, is obligated to bill, pay or collect CRR Charges.

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“Tranche” means any one of the groupings of Consumer Rate Relief Bonds differentiated by amortization schedule, interest rate or sinking fund schedule, as specified in the Series Supplement.

“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“True-Up Adjustment” means any Annual True-Up Adjustment, Interim True-Up Adjustment or Nonstandard True-Up Adjustment, as the case may be.

“Trust Indenture Act” or “TIA” means the Trust  Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means the underwriters who purchase Consumer Rate Relief Bonds of any Tranche from the Issuer and sell such Consumer Rate Relief Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated as of November 6, 2013, by and among APCo, the representatives of the several Underwriters named therein and the Issuer, as the same may be amended, supplemented or modified from time to time.

“Unregistered Consumer Rate Relief Bonds” means any Consumer Rate Relief Bonds not registered under the Securities Act or the securities laws of any other jurisdiction.

“Upfront Financing Costs” means those financing costs incurred in connection with the issuance of the Consumer Rate Relief Bonds allowed under the Financing Order.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

“Utilities Code” is defined in Section 1.01(e) of the Servicing Agreement.

“Weighted Average Days Outstanding” means the weighted average number of days APCo’s monthly bills to Customers remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement.

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“West Virginia UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of West Virginia.

B.           Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles.  To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.  As used in the Basic  Documents, the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings.  All references to any Person shall include such Person’s permitted successors.

C.           Computation of Time Periods.  Unless otherwise stated in any of the Basic Documents, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

D.           Reference; Captions.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document; and references to “Section,” “subsection,” “Schedule” and “Exhibit” in any Basic Document are references to Sections, subsections, Schedules and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.  The various captions (including the tables of contents) in each Basic  Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

E.           The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

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